UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Origin Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Origin Bancorp, Inc.

# PROXY STATEMENT AND NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

500 South Service Road East, Ruston, Louisiana 71270

March 14, 2024

DEAR ORIGIN BANCORP, INC. STOCKHOLDERS,

You are cordially invited to attend the Annual Meeting of Stockholders of Origin Bancorp, Inc., a Louisiana corporation (the “Company”), to be held on Wednesday, April 24, 2024, at 12:30 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227.

On or about March 14, 2024, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on March 5, 2024, containing instructions on how to access our Proxy Statement and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials. You are urged to vote by proxy via the Internet, telephone, by mail, or in person at the Annual Meeting pursuant to the instructions in the Proxy Statement.

We have adopted rules promulgated by the Securities and Exchange Commission (“SEC”) that allow companies to furnish proxy materials to their stockholders over the Internet. The Proxy Statement contains information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you decide to personally attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person at the Annual Meeting.

We appreciate your continued support of the Company.

2024 Proxy Statement	iii

MEETING INFORMATION

Notice of Annual Meeting of Stockholders	Date: April 24, 2024	Time: 12:30 p.m., Central Time	Location: Squire Creek Country Club, 289 Squire Creek Parkway Choudrant, Louisiana 71227 Format: In Person Record Date: Close of business on March 5, 2024

VOTING ITEMS

1.	Elect 15 directors, to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified;
2.	Approve the Origin Bancorp, Inc. Omnibus Incentive Plan;
3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for 2023 (the “Say-On-Pay Proposal”); and
4.	Ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Our Board of Directors (“Board”) has fixed the close of business on March 5, 2024, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our principal office during ordinary business hours beginning two business days after the Notice of Internet Availability of Proxy Materials is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof. The mailing address for our principal office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held on April 24, 2024. This proxy statement and our annual report to stockholders are available at www.obkannualmeeting.com.

By Order of the Board of Directors

Drake Mills
Chairman, President and Chief Executive Officer

Ruston, Louisiana
March 14, 2024

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TABLE OF CONTENTS

iii	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1	PROXY STATEMENT

2	ABOUT THE ANNUAL MEETING

	8	Commitment to Sustainability

16	PROPOSAL 1: ELECTION OF DIRECTORS

	16	Director Nominees
	17	Director Nominee Qualifications and Experience
	26	Board Diversity
	27	2023 Named Executive Officers

29	CORPORATE GOVERNANCE

	29	Board Leadership Structure
	30	Director Independence
	31	Director Education and Self-Assessment
	31	Board Meetings and Committees
	40	Stockholder Nominees and Proposals for 2025 Annual Meeting
	41	Certain Relationships and Related-Party Transactions
	45	Director Compensation for Fiscal Year 2023

48	COMPENSATION DISCUSSION AND ANALYSIS

	48	Overview
	48	Key Compensation Committee Actions in 2023
	49	Executive Compensation Philosophy
	49	Compensation Best Practice
	50	2023 Business and Financial Highlights
	50	Say-On-Pay and Stockholder Outreach
	51	Role of Compensation Committee, Compensation Consultant and CEO
	52	Competitive Benchmarking and Compensation Peer Group

	52	Discussion of Executive Compensation Components
	62	Other Compensation Policies and Information
	62	Risk Assessment
	63	Clawbacks for Any Restatement; Executive Compensation Recovery Policy
	64	Trading Restrictions Regarding Hedging or Pledging of Common Stock
	65	Report of Compensation Committee
	66	Executive Compensation
	68	Grants of Plan-Based Awards
	69	Outstanding Equity Awards at 2023 Fiscal Year-End
	70	2023 Option Exercises and Stock Vested
	71	Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement
	72	Bank-Owned Life Insurance Plans
	74	Employment Arrangements, CIC Agreements, and Potential Payments Upon Termination or CIC
	81	CEO Pay Ratio
	83	Pay Versus Performance (“PVP”)

88	PROPOSAL 2: APPROVAL OF THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

99	PROPOSAL 3: ADVISORY VOTE ON SAY-ON-PAY PROPOSAL

101	PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

102	OTHER INFORMATION

	102	Stock Ownership of Principal Stockholders, Directors and Management

103	DELINQUENT SECTION 16(A) REPORTS

104	ANNUAL REPORT ON FORM 10-K

105	HOUSEHOLDING OF PROXY MATERIALS

vi	2024 Proxy Statement

PROXY STATEMENT

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement, the voting instructions in the Notice of Internet Availability of Proxy Materials and vote. You may vote by proxy over the Internet, via telephone or, if you requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. You may also vote in person at the Annual Meeting. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke your proxy in the manner described in this proxy statement at any time before it is exercised. See “Voting Information and Questions You May Have—May I Change My Vote After I Have Submitted a Proxy?” for more information on how to vote your shares or revoke your proxy.

PROXY STATEMENT FOR

2024 Annual Meeting of Stockholders

to be held on April 24, 2024

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” “the Company” or “Origin” refer to Origin Bancorp, Inc., a Louisiana corporation, and its consolidated subsidiaries. All references to “Origin Bank” or “the Bank” refer to Origin Bank, our wholly-owned bank subsidiary. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $5.00 per share.

This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting of the Stockholders to be held on Wednesday, April 24, 2024, at 12:30 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, and any adjournments or postponements thereof for the purposes set forth in this proxy statement and the related notice of the Annual Meeting. The mailing address of the Company’s principal executive office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be Held on April 24, 2024

Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2023, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice on or about March 14, 2024, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on March 5, 2024. You should read our entire proxy statement carefully before voting.

2024 Proxy Statement	1

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

VOTING INFORMATION AND QUESTIONS YOU MAY HAVE

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What is the Purpose of the Annual Meeting?

Matters to be Considered and Vote Recommendation

We are asking stockholders to vote on the following matters at the Annual Meeting:

Matters for Stockholder Consideration	Our Board’s Recommendation

Proposal 1: Election of Directors (page 16)

To elect 15 directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our Board believes that the 15 director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality counsel to our management.

FOR each Director Nominee

Proposal 2: Approve the Origin Bancorp, Inc. Omnibus Incentive Plan (page 88)

We are asking our stockholders to approve the Origin Bancorp, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) to replace the Origin Bancorp, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Plan”).

FOR

Proposal 3: Advisory Vote on the Say-On-Pay Proposal (page 99)

We are seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our NEOs in 2023, as described in the Compensation Discussion and Analysis section and the executive compensation tables that follow, beginning on page 53 of this proxy statement. Our Board values our stockholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR

Proposal 4: Ratification of Independent Registered Public Accounting Firm (page 101) The Audit Committee and the Board believe that the continued retention of FORVIS, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024, is in the best interests of the Company and its stockholders. As a matter of good corporate governance, our stockholders are being asked to ratify the selection of FORVIS, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

FOR

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

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ABOUT THE ANNUAL MEETING

When and Where Will the Annual Meeting Be Held?

The Annual Meeting is scheduled to take place at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, at 12:30 p.m., Central Time, on Wednesday, April 24, 2024.

Who Are the Nominees for Directors?

Please see Director Nominees section under Proposal 1: Election of Directors in this document for further information.

Who is Entitled to Vote?

Holders of record of our common stock at the close of business on the Record Date, March 5, 2024, may vote at the Annual Meeting. At the Record Date, we had 31,008,656 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held by such stockholder on the Record Date. We do not have cumulative voting rights for the election of directors.

What Constitutes a Quorum for the Annual Meeting?

The holders of at least a majority of the outstanding shares of common stock entitled to vote on the Record Date must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business.

What is the Difference Between a Stockholder of Record and a “Street Name” Holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being sent directly to you by EQ Shareowner Services at the Company’s request.

If your shares are held in a brokerage account or by a bank, broker or other nominee, the nominee is considered the stockholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee on how to vote your shares.

How do I Vote?

You may vote your shares of common stock either in person at the Annual Meeting or by proxy. The process for voting your shares depends on how your shares are held, as described below.

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ABOUT THE ANNUAL MEETING

Shares Registered in Your Name

If you are a stockholder of record on the Record Date for the Annual Meeting, you may vote by proxy or you may attend the Annual Meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you have three ways to vote:

•	Via the Internet: You may vote your proxy over the Internet by visiting the website www.proxypush. com/obk. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website.
•	Via Telephone: To vote over the telephone, dial toll-free 1-866-883-3382 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.
•	Via Mail: If you request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. Voting your shares by proxy will enable your shares of common stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares in person.

If voting via mail, the Company must receive your proxy via mail no later than April 23, 2024, to be counted at the Annual Meeting. If voting shares of common stock held in our 401(k) plan, you must vote via Internet or telephone by no later than 11:59 p.m., Central Time, on April 21, 2024. If voting shares of common stock held in our 401(k) plan via mail, the Company must receive your proxy via mail no later than April 21, 2024, to be counted at the Annual Meeting.

Shares Registered in the Name of a Broker or Bank

If your shares of common stock are held in “street name,” your ability to vote depends on your bank, broker or other nominee’s voting process. Your bank, broker or other nominee should provide you with voting instructions and materials to vote your shares. By following those voting instructions, you may direct your nominee on how to vote your shares. Without instructions from you, your bank, broker or other nominee will be permitted to exercise its own voting discretion with respect to the ratification of the appointment of FORVIS, LLP (Proposal 3), but will not be permitted to exercise voting discretion with respect to any of the other proposals being voted on at the Annual Meeting.

To vote the shares that you hold in “street name” in person at the Annual Meeting, you must bring a legal proxy from your broker, bank or other nominee (i) confirming that you were the beneficial owner of those shares at the close of business on the Record Date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit on the Record Date by that broker, bank or other nominee and (iii) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the Annual Meeting. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

4	2024 Proxy Statement

ABOUT THE ANNUAL MEETING

What is a Broker Non-Vote?

A broker non-vote occurs when a bank, broker, or other nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because such nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 4). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to any other proposal.

May I Change My Vote After I Have Submitted a Proxy?

Yes. Regardless of the method used to cast a vote, if you are a stockholder of record, you may change your vote or revoke your proxy by:

•	Casting a new vote over the Internet by visiting the website www.proxypush.com/obk and following the instructions online or in your Notice or the proxy card that may have been provided to you before the Internet voting deadline;
•	Casting a new vote by telephone by calling 1-866-883-3382 using a touch-tone phone and following the recorded instructions before the telephone voting deadline;
•	Completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the deadline, and any earlier proxy will be revoked automatically; or
•	Attending the Annual Meeting and vote in person, which would revoke any earlier proxy. However, attending the Annual Meeting in person will not automatically revoke your proxy unless you vote again in person at the Annual Meeting.

How Will My Shares Be Voted if I Return a Signed and Dated Proxy Card, but Do Not Specify How My Shares Will Be Voted?

If you are a stockholder of record who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1	FOR the election of all of the nominees for director;
Proposal 2	FOR the Origin Bancorp, Inc. Omnibus Incentive Plan;
Proposal 3	FOR on an advisory basis, the Say-On-Pay Proposal;
Proposal 4	FOR the ratification of the appointment of FORVIS, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

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ABOUT THE ANNUAL MEETING

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on any of the proposals except to vote on the ratification of the appointment of FORVIS, LLP, for the fiscal year ending December 31, 2024 (Proposal 4).

What Are My Choices When Voting?

With respect to all proposals you may vote “For” or “Against” or you may “Abstain” from voting.

What Percentage of the Vote is Required to Approve Each Proposal?

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for (i) the election of the director nominees (Proposal 1), (ii) the approval of the Origin Bancorp, Inc. Omnibus Incentive Plan (Proposal 2), (iii) the approval, on a non-binding basis, of our Say-On-Pay Proposal (Proposal 3), and (iv) the ratification of FORVIS, LLP’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 4). A majority of the votes cast shall mean that the number of shares that voted “For” the election of a director or a proposal, as applicable, exceeds the number of shares voted “Against” that director or proposal, as applicable.

How Are Broker Non-Votes and Abstentions Treated?

Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to (i) the election of the director nominees (Proposal 1), (ii) the approval of the Origin Bancorp, Inc. Omnibus Incentive Plan (Proposal 2), (iii) the approval, on a non-binding basis, of our Say-On-Pay Proposal (Proposal 3), and (iv) the ratification of FORVIS, LLP’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 4), will not be counted as a vote cast either “For” or “Against” such proposals.

Are There Any Other Matters to be Acted Upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of our stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where Can I Find Voting Results?

We will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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ABOUT THE ANNUAL MEETING

What Are the Solicitation Expenses and Who Pays the Cost of this Proxy Solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of soliciting proxies from our stockholders. We have engaged D.F. King & Co., Inc. to solicit proxies for us. We have agreed to reimburse D.F. King for reasonable expenses. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or through other means of communication, such as electronic mail, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials to beneficial owners of the Company’s common stock.

How Can I Communicate with the Board?

Our Board welcomes suggestions and comments from stockholders and has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, or via e-mail at corpsecretary@origin.bank. Stockholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of our Board if not specified. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Independent Director, or to any individual director specified in the communication, as applicable. In addition, all stockholders are encouraged to attend the Annual Meeting where senior management and representatives from our independent registered public accounting firm, as well as members of our Board, will be available to answer questions.

Why did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Printed Proxy Materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March 14, 2024, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How Can I Get Electronic Access to the Proxy Materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting over the Internet;
•	Vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

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ABOUT THE ANNUAL MEETING

•	Obtain directions to attend the Annual Meeting and vote in person;
•	Request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and
•	Instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I Receive any Other Proxy Materials by Mail (Besides the Notice)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What Should I Do if I Receive More Than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or other proxy materials, including multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you may receive a proxy card for shares held in your name and voting instructions for shares held in “street name.” To ensure that all of your shares are voted, we encourage you to respond to each set of voting materials that you receive.

COMMITMENT TO SUSTAINABILITY

Origin is a financial holding company headquartered in Ruston, Louisiana. Our wholly-owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana, and Origin Bank has been committed to serving our community since its founding. Deeply rooted in our history is a culture committed to providing personalized, relationship banking to businesses, municipalities and personal clients to enrich the lives of the people in the communities we serve. We’ve helped people, small businesses, and large companies grow and prosper throughout Louisiana, Texas and Mississippi, and continue to do so in these legacy markets as well as in our new Southeast market with our planned entry into Mobile, Alabama and Fort Walton Beach, Florida in 2024.

We are dedicated to helping each client make their vision a reality. Our mission is to passionately pursue ways to make banking and insurance more rewarding for our employees, customers, communities and shareholders. As a part of this overall mission, we are focused on integrating environmental, social and governance (‘ESG’) principles into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term goals. Our Board oversees these ESG efforts, led by our Nominating and Corporate Governance Committee.

Sustainability Oversight

Origin strives to foster a team that reflects our strong belief in corporate responsibility. In 2022, Origin continued to build upon and improve our long-standing corporate sustainability commitment and evolved its strategy. Our executive leadership team and our Board recognizing the importance of these responsibilities, established an internal cross-functional management working group that is tasked with driving progress in the initiatives that promote sustainability and further transparency. Our inaugural Corporate Sustainability Report, published last spring, adopted a priority-based approach, and was informed by the comprehensive Sustainability Accounting Standard Board (“SASB”) standard with oversight provided by our working group.

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ABOUT THE ANNUAL MEETING

In 2023, we have continued to enhance our corporate sustainability strategy to align with our commitment and stated mission. Our executive management team has prioritized the incorporation of sustainability objectives into our operational framework and working group. The Board, led by our Nominating and Corporate Governance Committee, is updated regularly regarding Origin’s sustainability initiatives and actively oversees and supports the working group as they lead the Company’s efforts to integrate sustainability into day-to-day operations. Our executive management team has prioritized the incorporation of sustainability objectives into our operational framework.

How we understand, prioritize, and approach sustainability topics most relevant to our business is communicated through our ESG reporting. Against this backdrop, we have, with the assistance of outside expertise, engaged with our internal and external stakeholders on sustainability topics to help further inform our future direction and determine our ESG strategic priorities. The three tenants of our sustainability strategy are: (1) Environmental Responsibility, (2) Social Impact, and (3) a Culture of Governance.

In conjunction with our 2024 Annual Meeting, we plan to complete our second materiality assessment, which will include examining a range of key stakeholders, including investors, clients, employees and rating organizations as well as studying industry peers. This analysis will result in the release of our Corporate Sustainability Report, which will feature two years of data and detail our 2023 successes.

Environmental Responsibility

We embed the principles of advancing a circular economy into our practices through green investments and long-term implementation of new technologies. We are devoted to operating our business in a sustainable manner and have undertaken several initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. In 2023, we:

•	encouraged the continuance of environmentally friendly work practices by supporting the recycling of plastic, glass, and paper and utilizing collection bins for batteries, aluminum toner cartridges, and computer hardware.
•	continued offering filtered water refill stations for employees at majority of our locations.
•	increased the use of e-records and e-signing technology, resulting in paper waste and carbon emissions reduction, including utilizing digital solutions such as mobile/online banking, eStatements, electronic bill pay, and remote deposit capture.
•	continued to migrate technology infrastructure to a cloud environment, reducing energy usage, and accordingly, our carbon footprint.

Origin is constantly improving its operations to proactively find more efficient and effective ways to ensure our long-term success. Through our modernization efforts, we strive to do our part in offsetting negative impacts on the environment. We continue to evaluate green equipment for office use such as Energy-Star® appliances, motion detector lighting, as well as high-efficiency HVAC units. Beginning in 2018, we commenced a project to retrofit our offices with LED lighting, which decreased our electricity usage (kWh) by roughly 29% or 2,000,000 kWh. Currently, most of Origin’s total office space utilizes

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ABOUT THE ANNUAL MEETING

LED lighting. Additionally, select office locations are LEED certified. This certification, awarded by the U.S.  Green Building Council, is based on the properties’ use of sustainable materials, water and energy efficiency, indoor environmental quality, location and transportation, and overall innovation.

Origin complies with applicable legal and regulatory requirements to control and reduce its environmental footprint. We are committed to making the necessary investments in systems and technology to ensure compliance and to meet or exceed these standards. Origin has also begun to further integrate information on environmental risks and challenges by incorporating climate risks into credit analyses. We have always innately incorporated environmental issues into our credit decisions. In 2024, our internal working group has begun to evaluate climate change and other environmental considerations as part of our broader commitment to identifying sustainability risks such as drought, fire or flood.

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations will provide a strategic benefit. Furthermore, we recognize that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing increased focus and emphasis on environmental responsibility.

Social Impact

At Origin, everything we do matters: that’s the difference. Our outlook shapes our culture and our culture shapes our outlook. Together, they create success. And passion succeeds at Origin Bank. Making a difference for our customers starts with setting an example through our own actions. We employ proven, knowledgeable team members with extensive expertise when it comes to our banking and insurance activities. Each member of our Origin team brings their own personal experiences and interests to inform the service they provide. In return, we learn from our customers and use this new understanding to go out and improve the places we call home.

One of our core values is genuine respect for yourself and others. This value makes the support of diversity, equity and inclusion a natural fit for our culture and essential to the way we conduct business, foster individual and team enrichment, and participate in our communities. We believe it is only with a diverse, equitable, and inclusive workplace that the organization can truly perform at its best, carry out its vision, and make a difference in the communities we serve. In 2023, Origin Bank announced the formation of the Diversity Council, which consists of 18 diverse employees that collectively advance our Diversity, Equity, and Inclusion efforts in a way that makes a difference within our workplace and in the communities we serve. We believe all employees should be given opportunities to perform to their full potential, knowing their performance will be measured and rewarded fairly.

Diversity & Inclusion

Our commitment to Diversity & Inclusion starts with our goal of attracting, retaining and developing a workforce that is diverse in background, knowledge, skill and experience. Origin is committed to providing equal employment opportunities, and makes all recruiting, payment, performance and

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ABOUT THE ANNUAL MEETING

promotion decisions based on merit, without discrimination on the basis of gender, sexual orientation, age, family status, ethnic origin, nationality, disability or religious belief.

Origin is committed to improving workforce diversity at all levels of the organization and providing equal opportunity in all aspects of employment. In 2023, the Company continues to make progress toward attracting and retaining a diverse workforce. In order to support and live our culture, the Company’s talent acquisition team attends job fairs that attract ethnically and culturally diverse employees. We also have engaged a third-party workforce development company that utilizes a connected system of job recruiting sites that post our employment opportunities with various groups that include, but are not limited to the following: veterans, LGBTQ-identifying individuals, individuals with disabilities, minorities and women, professional and industry organizations, skilled trade associations and college students.

In addition, we have a formal internship program that is designed to develop a strong pool of diverse candidates through on-campus recruiting with local colleges and universities including local Historically Black Colleges and Universities (HBCUs). We continue to use VIBE Central at Origin, where VIBE stands for Value, Inclusion, Belonging and Equity. This allows senior leaders in our organization to set goals and monitor progress by assessing, measuring, benchmarking, and managing diversity and inclusion by the dimensions of their choice, such as race/ethnicity and gender.

We surveyed our employees in regards to diversity, equity and inclusion. Nine out of ten responses in the survey exceeded the benchmarks of Glint’s top 10% of global companies. The previously mentioned 18 member Diversity Council was one initiative that was launched based on the results of the survey and it will collectively advance our diversity, equity, and inclusion efforts in a way that makes a difference within our workplace and in the communities we serve. In 2023, our Diversity Council introduced Employee Spotlights as a platform to drive engagement and build connections by sharing employees’ stories to highlight different backgrounds and cultures within our organization.

Our team members form deeper relationships with those around them based on mutual respect, dignity and understanding. The Company has non-discrimination and anti-harassment policies as outlined in our Employee Handbook. These policies drive a workplace and workforce that embraces the highest ethical and moral standards. Furthermore, all employees participate in diversity and inclusion training. We also offer weekly micro lessons to our managers through a program called Blue Ocean Brain which supports our endeavor to reimagine diversity and inclusion training in the workplace and provides our employees with a wide array of learning topics.

Origin has been recognized as a “Best Bank to Work For” by American Banker magazine for eleven consecutive years, which we believe is attributable to our deep commitment to corporate culture, and our focus on initiatives to support and develop our employees. This ranking is based on feedback from surveys given directly to the American Banker magazine from our employees.

Health & Wellness

We provide competitive compensation and benefits in order to attract and retain top talent. In addition to base pay and stock awards, we have several incentive programs which are designed to link performance to pay and drive results towards the achievement of overall corporate goals.

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ABOUT THE ANNUAL MEETING

We are committed to our employees’ mental and physical health and safety. We offer a robust benefits package which includes:

•	Comprehensive medical benefits with $0 cost options for employees
•	Competitive ancillary benefits, such as dental, vision, critical illness, legal and identify theft coverage
•	Generous paid time off (“PTO”) policy
•	Company-paid short and long-term disability and life insurance
•	Flexible spending accounts for both healthcare and dependent care
•	Health savings accounts with Employer contributions
•	401(k) retirement savings program with company match
•	Employee Stock Purchase Program
•	Paid parental leave
•	Employee Assistance Program which offers counseling and mental wellness appointments at no cost to the employee

Our dedicated health and safety function ensures that employees are trained on best practices to create a safe and healthy workplace for all. Over the last few years, we have expanded our work from home (“WFH”) capabilities in order to allow our employees to better serve our customers while putting safety first. We continue to focus on the mental, emotional and physical health of our employees by caring for their emotional and physical well-being. We employ a full-time certified Holistic Health Coach to spearhead our employee health and wellness initiatives. In addition to providing health and wellness information on a regular basis to all employees, we currently have over 10% of our employees working directly with our Health Coach on a personalized basis to meet their desire to be healthier.

Our Dream Manager® program assists our employees in meeting their own personal and professional goals in addition to helping them improve physically, emotionally, intellectually, and spiritually. Over 300 employees have participated in this program since 2019. We launched a nationally-recognized financial wellness program (“SmartDollar”) that is designed to assist our employees in becoming debt-free and saving money for emergencies and retirement, empowering them to become better financially prepared for their future, which during both the years ended 2022 and 2023, had an over 40% participation rate. Due to our adoption rate, we won a national award from the Dave Ramsey Foundation called the “Vision” award.

Employee Feedback

Attracting, developing and retaining talented employees is critical to our success and is an integral part of our human capital strategy. Employee feedback is highly valued at Origin and our employees provide anonymous input via quarterly surveys facilitated by Glint, a people success platform built on an approach that helps organizations increase employee engagement, develop their people, and improve business results.

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ABOUT THE ANNUAL MEETING

Our employees consistently rank Origin in the top 10% of Glint’s global customer base with regard to employee engagement and several other categories such as company culture, recognition, and communication. We regularly receive hundreds of written comments from each survey that in turn are used to improve processes, policies, or programs in an effort to show tangible affirmation of those comments. We also have continued a practice that was implemented at the beginning of the pandemic called “The Origin Insider” which takes a deep dive into various topics and departments. This program gives employees an inside look at executives on a personal level, allows employees to learn about lesser-known departments and also supports areas of physical and mental awareness. Additionally, we offer Take 5, which is a program designed specifically to support and engage WFH employees. These meetings occur monthly and feature internal and external speakers who discuss a wide range of topics designed to promote employee engagement and satisfaction.

Talent Development

Talent development at Origin begins with our comprehensive recruitment program and continues throughout the employee life cycle. The Company recognizes that its success is highly dependent on its ability to attract, retain and develop our people. To foster this development, the Company engages in annual succession planning focused on building a strong, diverse talent pipeline.

We conduct regular talent succession assessments along with individual performance reviews in which managers provide regular feedback and coaching to assist with the development of our employees, including the use of individual development plans to assist with career development. Our Giving Interns Valuable Experience (“G.I.V.E.”) program was launched in 2021 and since that time, we have welcomed a diverse group of 42 interns from 23 different universities. Over 40% of interns have been minorities. The program has successfully promoted Origin’s brand and resulted in strong experiential feedback while also creating job opportunities for 16 of the 42 interns since inception of the program.

We provide our employees and their families access to a platform called “Right Now Media at Work” which has thousands of streaming videos dedicated to both personal and professional development. This tool is designed to enhance work, life and leadership skills and is used for team building and individual development plans. In addition, employees can access a variety of personal care topics such as finances, relationships and mental health.

We utilize assessment tools and provide multiple resources and venues, such as our Career Development Center, for employees to determine what career path is the best fit for them in order to help them grow and enhance their promotional opportunities. We also provide advanced development for next-generation leaders via our Leadership Academy classes, which provide structured training and collaboration with other aspiring leaders throughout the organization, as well as mentoring relationships. Participants in the two-year Origin Leadership Academy are appointed by senior management. Our Emerging Leaders Council is a one-year program designed to train and develop emerging leaders in our organization. All employees are eligible to apply for participation in the Emerging Leaders Council. We also implemented a program called Career Manager which provides young professionals within our organization one-on-one time with senior leaders to enhance their career aspirations and accelerate their understanding of the business of banking. We find benefit in developing our future leaders from within and succession plans are in place for senior level positions as well as many other key leadership positions.

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ABOUT THE ANNUAL MEETING

Community & Volunteerism

Since our inception, we have been deeply committed to building relationships and making a difference in our local communities. Investing in people, neighborhoods and local businesses is part of our mission. We strive to understand the needs of our local communities and how we can help them attain their goals and improve the quality of lives throughout our footprint.

Additionally, in one specific initiative designed to help the communities we serve, our Project Enrich program provides employees with up to twenty hours of paid time off to volunteer in their communities. In 2023, the employees of Origin volunteered 5,037 hours in the community during working hours, not including over 1,100 hours on personal time outside of working hours. To supplement our volunteer work, we seek out areas where we can make an additional impact through financial donations. Our Bank on Their Future program was created to help provide support to local schools and thereby invest in our community’s future.

Over the past several years, Origin Bank has been recognized for our commitment to our communities and our customers, including:

•	United Way Circle of Honor and Gold Award
•	Spirit of Giving Award
•	Boys and Girls Club as well as multiple educational initiatives

We are extremely grateful for the many local non-profit organizations and are proud of our long- standing history of supporting the efforts of these organizations. Our goal is to have a positive impact on the communities we serve. We focus our philanthropic giving on initiatives that promote community and economic development, asset building, financial education, youth programs, and social impact service organizations that assist low and moderate incomes.

Culture of Governance

Origin is committed to maintaining a high-quality governing body and achieving excellence in our corporate governance practices. We emphasize a culture of accountability and strive to conduct our business in a manner that is fair, ethical and responsible to earn the trust of our stakeholders. Our Board is comprised of a majority of independent directors as defined by the NYSE listing standards and our Guidelines. Our corporate governance policies and practices include annual evaluations of the Board and its committees, as well as continuing director education. Our Code of Ethics ensures that our directors, officers, and colleagues comply with all applicable rules and regulations.

We implement robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry. Origin’s whistleblower policy further supports our stated goals within our governance structure. Monitored by an independent third party, this program is designed to receive complaints of financial irregularities, breaches of internal controls, conflicts of interest and fraud.

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We are subject to rigorous controls and audits, and our board actively oversees our cybersecurity practices. Our risk management teams ensure compliance with applicable laws and regulations and coordinate with subject-matter experts (SMEs) throughout the business to identify, monitor and mitigate material risks. Each employee and director receives mandatory ongoing compliance training on a variety of topics including, but not limited to, the areas of Fair Lending and Anti-Money Laundering (AML), which includes recognizing and reporting unusual or suspicious activity. We leverage the latest encryption configurations and cyber technologies on our systems, devices, and third-party connections and we further review vendor encryption to ensure proper information security safeguards are maintained. Additionally, we have engaged the former Chief Information Officer of a Fortune 500 global technology company to consult with our Board of Directors on cybersecurity and data privacy matters.

Origin has a robust Information Security program. Our IT team is available 24/7 and uses a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep Personal Identifiable Information (PII) data secure. To protect clients’ personal information from unauthorized access and use, the Company uses security measures that comply with Federal law. We restrict access to personal information about customers to employees who need to know such information to provide products and services.

The Audit Committee oversees risks related to financial reporting, internal controls and cybersecurity. Our IT team uses a combination of industry tools and innovative technologies to help protect stakeholders against cybercriminals. We leverage the latest encryption configurations and cyber technologies on our systems, devices and third-party connections and further review vendor encryption to ensure proper information security safeguards are maintained.

We routinely engage with our stockholders to better understand their ESG views, carefully considering the feedback we receive and acting when appropriate.

More information about Origin’s commitment to sustainability matters, including policies, programs and our recent Corporate Sustainability Report, are available on Origin’s website at ir.origin.bank.

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PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal Snapshot

What am I voting on?

Stockholders are being asked to elect 15 directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. This section includes information about the Board and each director nominee.

Voting recommendation:

FOR the election of each director nominee. We believe the combination of the various qualifications, skills and experiences of each of the director nominees will contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of our business and quality advice and counsel to our management.

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board, which currently consists of 15 directors, has nominated each of the 15 incumbent directors to serve as directors for a one-year term.

We seek directors with strong reputations and experience in areas relevant to the strategy, growth and operations of our businesses. Each of the nominees for director has experience that meets this objective. In their current and prior positions, each of the director nominees has gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development. We also believe that each of the director nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and its committees.

None of the director nominees were selected pursuant to any arrangement or understanding with any person. There are no family relationships among directors or executive officers of the Company. Each of the director nominees currently serving on the Board were elected by our stockholders at a previous annual meeting of stockholders.

Each director nominee has agreed to serve if elected, and we have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

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Director Nominee Qualifications and Experience

The following table presents certain information with respect to the Board’s nominees for director. Typically, all of the directors are elected on an annual basis at each annual meeting of stockholders. Additionally, all director nominees of the Company are also directors of the Bank, the Company’s principal subsidiary for so long as they are directors of the Company.

Director Nominee	Background	Qualifications
Daniel Chu Independent Founder, CEO & Chairman Tricolor Holdings Age(1): 60 Director Since 2022 Board Committees: • Compensation Committee • Nominating and Corporate Governance

Daniel Chu is the Founder, Chairman, and CEO of Tricolor Holdings, a direct-to- consumer, AI-powered platform, focused on serving the underserved Hispanic market. Tricolor was named by Inc. Magazine as Best in Business for 2022 and has been recognized by several major fintech publications for its use of artificial intelligence to advance financial inclusion to a highly underserved market and offer responsible, affordable, credit- building auto loans to individuals with no or limited credit history. Tricolor is a two-time recipient of the Fintech Nexus Excellence in Financial Inclusion Award in both 2022 and 2023 and the Finovate Excellence in Financial Inclusion Award in 2023. Tricolor was named one of the top entrepreneurial companies in America by Entrepreneur magazine for two consecutive years in 2019 and 2020 and was awarded the Auto Finance News Award of Excellence in Community Service in 2022 and Excellence in Technology in 2019. Tricolor also has been recognized by Inc. magazine for eight consecutive years as one of the fastest growing companies in America. Headquartered in Dallas, Texas, Tricolor became the first in consumer auto ABS to issue a rated social bond. Tricolor is the only auto lender issuing in the capital markets to be certified by the U.S. Department of the Treasury as a Community Development Financial Institution (CDFI). Mr. Chu has distinguished himself as a successful serial entrepreneur, having founded six companies over the past thirty years. Prior to his current role, Mr. Chu founded two other firms in the auto financial services industry which became publicly traded. He has served in the capacity of CEO with seven different companies.

•  B.S. in Electrical Engineering from Washington University

•  M.S.in Athletic Administration from the University of Miami

•  Mr. Chu’s entrepreneurial and management experience make him a valuable asset to our Board

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PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications

James D’Agostino, Jr.

Independent

Managing Director

Encore Interests LLC

Chairman of the Board Houston Trust Company

Age(1): 77

Director Since 2013

Board Committees:

•  Audit Committee

•  Finance Committee (Chair)

•  Nominating and Corporate Governance

•  Risk Committee

Mr. D’Agostino, Jr. is the Lead Independent Director of the Company and Origin Bank. He has over 50 years of experience in numerous capacities in the banking and financial services industries. Mr. D’Agostino, Jr. founded Encore Bancshares, Inc. in 2000 and served as its Chairman of the Board and CEO from 2000 until the organization was sold in 2012. Currently, Mr. D’Agostino, Jr. is the Managing Director of Encore Interests LLC, which is focused on banking, investments, and investment management. In 2013, Mr. D’Agostino, Jr. became Chairman of the Board of Houston Trust Company, a privately- owned trust company headquartered in Houston, Texas with approximately $9.5 billion of assets under management.

•  B.S. in Economics from Villanova University

•  J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School

•  Mr. D’Agostino, Jr.’s extensive banking experience and his knowledge of the law and the financial services industry enables him to make valuable contributions to our Board

James Davison, Jr. Independent Director Genesis Energy, L.P. (NYSE: GEL) Age(1): 57 Director Since 1999 Board Committees: • Finance Committee • Risk Committee (Chair)

Mr. Davison, Jr., has served as a director for Genesis Energy, L.P. (NYSE: GEL) since 2007, and currently serves on its Governance, Compensation and Business Development Committees. From 1996 until 2007, he served in executive leadership positions of several related entities acquired by, or oversaw substantial assets of which were acquired by, Genesis Energy, L.P.

•  B.S. from Louisiana Tech University

•  Mr. Davison, Jr.’s management experience in the energy and transportation industries and his work as a director of a publicly-traded enterprise enables him to make valuable contributions to our Board

Jay Dyer Co-founder & Managing Partner Park Hallow Capital Former Market Executive, Executive Vice President, Origin Bank Age(1): 48 Director Since 2022

Mr. Dyer is co-founder and managing partner of Park Hollow Capital. Mr. Dyer served as Executive Vice President and Market Executive of Origin Bank from 2022 until 2023. Prior to joining Origin Bank, Mr. Dyer served as Executive Vice President of BTH Bank, N.A., (“BTH Bank”) from 2013 to 2022 including service on the boards of directors for the bank and its holding company, BT Holdings, Inc.(“BT Holdings”). Prior to BTH Bank, Mr. Dyer served as Senior Vice President of Texas Security Bank. He held prior leadership positions with Bank of Texas and The Northern Trust Company.

•  B.B.A in Finance from Texas Christian University

•  J.D. from South Texas College of Law

•  Mr. Dyer’s knowledge of the banking industry; executive leadership, banking experience and personal contacts gained through his previous role at BTH Bank.; and his legal education make him an asset to our Board.

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Director Nominee	Background	Qualifications
A. La’Verne Edney Independent Litigation Partner Butler Snow LLP Age(1): 57 Director Since 2021 Board Committees: • Nominating and Corporate Governance • Risk Committee

Ms. Edney has been a litigation partner at the law firm Butler Snow LLP since 2018, where she practices within the Pharmaceutical, Medical Device and Healthcare Litigation Group. Ms. Edney is a Fellow of the American College of Trial Lawyers, the International Academy of Trial Lawyers and the International Society of Barristers. She is also a Fellow of the American Board of Trial Advocates and currently serves as President-Elect and has served on the faculties of that organization’s Masters in Trial program, where she has taught in Iowa, South Carolina, Kentucky, and Reno, Nevada. She has also been on the faculty of trial academies for the American Bar Association and American Board of Trial Advocates. She was recognized by Chambers USA in 2020-2021 and has been named as one of the Best Lawyers in America in the area of Mass Torts/Class Actions in each year since 2016. She received the Capital Area Bar Association’s Professionalism Award in 2021 and the Mississippi Women Lawyers Association’s Lifetime Achievement Award in 2019, and was chosen as Lawyer of the Year and Distinguished Alumni Lawyer by Mississippi College School of Law in 2018. Ms. Edney serves on numerous boards and committees including the Board of Trustees of Mississippi College; the Magnolia Speech School board; the Baptist Hospital Board of Regents; and the Greater Jackson Chamber board. Additionally, she served as the President of the Mississippi Bar Foundation from 2019-2020.

•  B.S. from Alcorn State University

•  J.D. from Mississippi College School of Law

•  Ms. Edney’s litigation experience, community ties in our Mississippi market and immersion in the medical industry provides valuable knowledge and expertise to our Board

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PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Meryl Farr Independent President & Owner Kennedy Rice Mill Managing Co-Owner & CEO Neighbors, LLC Age(1): 35 Director Since 2021 Board Committee: • Finance Committee

Ms. Farr is the President and Owner of Kennedy Rice Mill, LLC (“KRM”) in Mer Rouge, Louisiana, and the Co-Owner and CEO of Neighbors, LLC in West Monroe, Louisiana. KRM is a state-of-the-art facility and is one of the few new rice mills built in the United States in the last quarter-century. Envisioning the need to bring sustainably grown and organic products into the retail rice market, Ms. Farr successfully engineered and implemented the packaging of organic and sustainably grown products for KRM’s 4Sisters brands.

Neighbors, LLC (“Neighbors”) is a leading manufacturer/producer of specialized cookie dough for fundraising, private label, and co- manufacturing partners. Nominated by the City of West Monroe’s Mayor, Neighbors was recently presented with Louisiana Economic Development’s “Lantern Award”, recognizing manufacturers in Northeast Louisiana. Neighbors makes significant contributions to the Ouachita Parish economy through capital improvements, expansion, job creation, and community involvement, recently receiving the “Thomas H. Scott” Large Business of the Year Award.

Ms. Farr serves on The Monroe Chamber of Commerce and, since 2019, has served on the USA Rice Board of Directors and the USA Rice Executive Committee.

Ms. Farr was an Advisory Board Member for Origin Bank prior to joining the Board in 2021.

•  B.A. in International Affairs from the University of Georgia with a minor in Spanish

•  Ms. Farr’s innovative and entrepreneurial business approach, ownership and leadership, as well as her community involvement, provides a valuable skill set to our Board

Richard Gallot, Jr. Independent President & CEO University of Louisiana System Director Cleco Corporation Age(1): 57 Director Since 2019 Board Committee: • Compensation Committee

Mr. Gallot, Jr. served as President of Grambling State University from 2016 to 2023, where he led the University in its initiative to increase enrollment and alumni engagement. Mr. Gallot, Jr. became President and CEO of the University of Louisiana System in January 2024. He is also licensed to practice law in Louisiana. Prior to his role as President of Grambling State University, Mr. Gallot, Jr. served a term as a member of the Louisiana State Senate between 2012 and 2016. Prior to serving in the Louisiana State Senate, he served three terms in the Louisiana House of Representatives between 2000 and 2012. Since 2016, Mr. Gallot, Jr. has also served on the Board of Directors of Cleco Corporation, an electric utility company headquartered in Pineville, Louisiana.

•  B.A. in History from Grambling State University

•  J.D. from Southern University Law School

•  Mr. Gallot, Jr.’s experience in professional and political leadership positions and his legal acumen enables him to be a valuable contributor to our Board

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PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications

Stacey Goff

Independent

Executive Vice President, General Counsel & Secretary

Lumen Technologies, Inc.

(NYSE: LUMN)

Age(1): 58

Director Since 2020

Board Committees:

•  Compensation Committee

•  Nominating and Corporate Governance

Mr. Goff currently serves as Executive Vice President, General Counsel and Secretary for Lumen Technologies, Inc. (NYSE: LUMN) (“Lumen”) where he is responsible for Lumen’s legal and public policy functions. He has played a key role in negotiating and closing numerous acquisitions and dispositions that Lumen has completed during the past 20 years. Mr. Goff also directs the negotiation of Lumen’s complex agreements and large dispute resolutions with third parties and leads Lumen’s legal affairs.

•  B.A. in Business from Mississippi State University

•  J.D., magna cum laude from University of Mississippi

•  Mr. Goff’s experience in public company corporate governance and compensation, in addition to his legal expertise, enables him to provide great value to our Board

Michael Jones

Independent

Certified Public Accountant

Sole Practitioner

Certified Fraud Examiner

Age(1): 68

Director Since 1991

Board Committees:

•  Audit Committee

•  Compensation Committee

•  Nominating and Corporate Governance (Chair)

Mr. Jones is a sole practitioner licensed Certified Public Accountant with an office in Ruston, Louisiana and is a Certified Fraud Examiner. He is a member of the American Institute of Certified Public Accountants, the Society of Louisiana Certified Public Accountants and the Association of Certified Fraud Examiners.

•  B.S. from Louisiana Tech University

•  Certified Public Accountant (licensed in Louisiana)

•  Mr. Jones’ ties within the local community, business experience and accounting knowledge qualify him to serve on our Board

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PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Gary Luffey Independent Partner Green Clinic Age(1): 69 Director Since 2017 Board Committees: • Compensation Committee • Risk Committee

Dr. Luffey has been an eye surgeon for over 40 years. He is a partner at the Green Clinic and is a member of the Green Clinic’s Leadership Team. Dr. Luffey has been a member of the Ruston-Lincoln Industrial Development Committee and served in a leadership role with the Ruston-Lincoln Chamber of Commerce. Additionally, he is a member of the National Association of Corporate Directors. Over the past 40 years, Dr. Luffey has been involved in the ownership and management of nursing homes, hospitals and medical supply companies. He was also a consultant with Alcon Laboratories, a subsidiary of Novartis, from 1996 to 2016.

•  B.S in Biology from University of Louisiana Monroe

•  M.D. from Louisiana State University-Shreveport

•  Ophthalmology Residency with Louisiana State University-Shreveport

•  Fellow American Board Ophthalmology

•  Dr. Luffey’s extensive experience with the healthcare industry and his community ties in our Louisiana markets are valuable to our Company and our Board

Farrell Malone

Independent

Partner (Retired)

KPMG LLP

Certified Public Accountant

Audit Committee Financial Expert

Age(1): 71

Director Since 2013

Board Committees:

•  Audit Committee (Chair)

•  Finance Committee

•  Nominating and Corporate Governance Committee

•  Risk Committee

Mr. Malone is a licensed Certified Public Accountant and retired partner of KPMG LLP, where he served on its Board of Directors from 2005 to 2010, including as lead director from 2008 to 2010. Mr. Malone is an “Audit Committee Financial Expert,” as defined under applicable SEC rules. He currently serves as the Chair of our Audit Committee.

•  B.S. in Accounting from Louisiana State University

•  Mr. Malone brings to our Board extensive accounting, management, strategic planning, risk assessment and financial skills, which are important to the oversight of our financial reporting, enterprise and operational risk management operations

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PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Drake Mills Chairman, President & CEO Origin Bancorp, Inc. Age(1): 63 Director Since 2012

Mr. Mills is our Chairman, President and CEO. Mr. Mills has over 40 years of banking experience and started out as a check file clerk with Origin Bank. Having worked his way up through the organization, Mr. Mills has served in various capacities, including in- house system night operator, branch manager, consumer loan officer, commercial lender and Chief Financial Officer. He became President and Chief Operations Officer in 1996 and was named CEO of Origin Bank in 2003. He has served our Company as President since 1998 and CEO since 2008, and as Chairman of our Board since 2012. Under his leadership as President and CEO, Origin Bank has experienced significant asset growth, primarily through organic growth. Mr. Mills served on the Community Depository Institutions Advisory Council to the Federal Reserve Bank of Dallas from 2011 to 2014. He represented the Federal Reserve Bank of Dallas on the Community Depository Institutions Advisory Council to the Federal Reserve System in Washington, D.C., and was appointed as the Council’s President for a one-year term in 2013. He is also a past Chairman of the Louisiana Bankers Association.

•  B.S. in Finance from Louisiana Tech University

•  Graduated from the Graduate School of Banking of the South in Baton Rouge, Louisiana, and the Graduate School of Banking of the South’s Professional Master of Banking Program in Austin, Texas

•  Mr. Mills oversees our executive management team as well as the development and execution of our strategic plan. His vision and leadership are instrumental in our growth and success

Lori Sirman Certified Public Accountant Market President, Executive Vice President, Origin Bank Age(1): 64 Director Since 2022

Ms. Sirman has served as Executive Vice President and East Texas Market President of Origin Bank since October 2022. Prior to joining Origin Bank, Ms. Sirman served as CEO and President of BTH Bank, including service as Vice Chairman on the boards of directors for the bank and its holding company, BT Holdings. Prior to BTH Bank, Lori was a Senior Vice President at Texas Bank and Trust and was also in a leadership role at Regions Bank.

•  B.S. in Industrial Administration from Iowa State University

•  Certified Public Accountant (licensed in Texas)

•  Ms. Sirman’s knowledge of the banking industry, community ties in our East Texas market, leadership experience gained through her previous role at BTH Bank; and her accounting knowledge make her an asset to our Board.

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PROPOSAL 1. ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Elizabeth Solender Independent President Solender/Hall, Inc. Age(1): 72 Director Since 2016 Board Committees: • Compensation Committee (Chair) • Nominating and Corporate Governance Committee

Ms. Solender is the President of Solender/Hall, Inc., a commercial real estate and consulting company that specializes in assisting businesses and nonprofit organizations buy, sell, lease, and review financial options in commercial real estate in the North Texas area. She is considered a national expert on nonprofit commercial real estate issues, teaches real estate for nonprofit executives, and writes a blog for D CEO magazine on the topic. Prior to her career in commercial real estate, she was the human resources manager for the Exploration Division of Sun Company. She currently serves on the Meadows Museum Advisory Council at Southern Methodist University and most recently as a director for The Real Estate Council Community Investors Board and as Advisory Board Chair for Lost Oak Winery. Ms. Solender is a past national president of Commercial Real Estate Women (“CREW”) Network and past chair of the National Association of Corporate Directors (“NACD”) North Texas Chapter. The Dallas Business Journal has named her one of the top 25 Women in Business in the Dallas/Fort Worth area, Bisnow named her a Power Woman in commercial real estate, and is a D CEO magazine 2023 POWER BROKER. She also received the inaugural Commercial Real Estate Women Network Circle of Excellence award, CREW’s highest honor.

•  B.A. in Communication from Emerson College

•  M.A. in Communication from Purdue University

•  Earned the NACD Governance Fellow status, which requires continuing education in corporate governance

•  Ms. Solender’s real estate acumen, human resources knowledge, nonprofit experience and extensive involvement in the North Texas community make her a valuable addition to our Board

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Director Nominee	Background	Qualifications

Steven Taylor

Independent

President

Car Town of Monroe, Inc.

President & Operating Manager

West Monroe Land Development Co., Inc.,

Partner

Ride Time Auto Credit, LLC,

Partner

Twin City Investments, LLC,

Age(1):70

Director Since 2016

Board Committees:

•  Finance Committee

Mr. Taylor has been President of Car Town of Monroe, Inc. (“Car Town”) since 1987 and oversees its day-to-day operations. Car Town is one of the largest independent automotive dealers in Louisiana and has been previously recognized as the State Quality Dealer of the Year and one of the top 10 in the nation by the National Independent Auto Dealers Association. Mr. Taylor has other business interests and has served as the President and Operating Manager of West Monroe Land Development Co., Inc., a corporation focused on real estate development, since 1983, as a Partner in Ride Time Auto Credit, LLC, an automobile finance company, since 2006, and as a Partner in Twin City Investments, LLC, a real estate investment company, since 2004. Mr. Taylor is also actively involved with the Boys & Girls Club of Northeast Louisiana. He was appointed the Chairman of the St. Francis Hospital Foundation on January 1, 2023, and is the past president of the Bayou DeSiard Country Club, Chairman of the St. Francis Hospital Foundation, and is a board member of the Monroe Downtown Economic Development District.

• Attended North East Louisiana University • Mr. Taylor’s business experience in various companies and unique viewpoints obtained in his successful enterprises make him a valued member of our Board

(1) Ages at March 11, 2024.

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PROPOSAL 1. ELECTION OF DIRECTORS

Board Diversity

The Company and the Board believe the diversity reflected in the communities we serve must be represented in the composition of the Board itself and is integral and necessary to the effective and successful functioning of the Company’s operations. We believe the members of our Board are well-qualified and reflect the diversity within our markets, including being representative of the age, gender, race, experience and expertise. The table below discloses the demographic mix of our Board at December 31, 2023.

Board Diversity Matrix
Total Number of Directors	15
		Female	Male
Part I: Gender Identity
Directors		4	11
Part II: Demographic Background
African American or Black		1	1
Alaskan Native or Native American
Asian			1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3	9
Two or More Races or Ethnicities

Stockholder Approval

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of the 15 director nominees, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at such a meeting at which a quorum is present. The 15 director nominees will be elected if the number of shares that vote “For” the election of a director exceeds the number of shares voted “Against” that director. Abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director. Stockholders shall not have cumulative voting in the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

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2023 NAMED EXECUTIVE OFFICERS

The biographical information set forth below outlines the background and experience of the Company’s NEOs who do not also serve on the Company’s Board.

NEO	Background	Qualifications
M. Lance Hall President & CEO Origin Bank Age(1): 50

Mr. Hall was promoted to President and CEO of Origin Bank in January 2020 after previously being promoted to President of Origin Bank in July 2018. Mr. Hall oversees the Bank’s regional presidents and markets, as well as lending, information technology, retail banking, operations, marketing, mortgage, and strategic planning. Prior to his promotion to Origin Bank President, Mr. Hall served as Louisiana State President from March 2013 until July 2018. While serving as Louisiana State President, Mr. Hall also became Chief Strategy Officer in March 2016 and became Chief Operating Officer of the Bank in February 2017. Mr. Hall has served our organization for over 24 years through various roles of increasing responsibility. Prior to joining Origin Bank, Mr. Hall spent four years at Regions Bank as a Credit Analyst and Commercial Relationship Manager.

• B.S. in Managerial Finance from the University of Mississippi • Graduate of The Graduate School of Banking at Louisiana State University
Derek McGee Senior Executive Officer & Chief Legal Counsel Age(1): 43

Mr. McGee joined Origin Bancorp, Inc. in January 2022 and serves as Chief Legal Counsel for the Company and Origin Bank. In this capacity, Mr. McGee oversees all legal matters involving the Company and Origin Bank and is actively involved in formulating and executing various strategic initiatives for the Company. From 2010 through 2021, Mr. McGee served as a partner of Fenimore Kay Harrison LLP where his primary area of focus was corporate, securities and regulatory representation of financial institutions. Prior to that, Mr. McGee was an attorney in the financial institutions group at Hunton Andrews Kurth LLP (formerly Hunton & Williams LLP). He has extensive experience representing financial institutions in merger and acquisition transactions and securities offerings, as well as SEC reporting and regulatory compliance matters. Mr. McGee is a past board member of the Independent Bankers Association of Texas (IBAT) and the IBAT Leadership Division, as well as past Vice Chairman of IBAT’s Associate Member Advisory Council. In addition, he is a past board member of First Tee of Greater Austin.

• B.B.A. in Finance from Baylor University • J.D. from Southern Methodist University • Member, State Bar of Texas

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PROPOSAL 1. ELECTION OF DIRECTORS

NEO	Background	Qualifications
Preston Moore Senior Executive Officer & Chief Credit and Banking Officer Age(1): 63

Mr. Moore assumed the role of Chief Credit and Banking Officer in October 2019, and prior to this role, he served as our Houston Regional President. He has been with the Bank since November 2012. Mr. Moore has performed various roles in the banking industry for more than 41 years, and he has a vast wealth of financial knowledge. Mr. Moore formerly served as a board member for the Harris County Improvement District No. 12, and as President and Director for Encore Bancshares, Inc, and President, CEO, and Director for Encore Bank. Before he took on his role at Encore Bancshares, Mr. Moore served as the Executive Vice President and Manager of the Investment Division at Amegy Bank of Texas.

• B.A. in Political Science at Washington and Lee University • MBA in Finance at the University of Texas
William Wallace, IV Senior Executive Officer & Chief Financial Officer Age(1): 49

Mr. Wallace joined Origin Bancorp, Inc. as Chief Financial Officer in 2022. Mr. Wallace has roughly 20 years of experience in the financial services industry, most recently as a Managing Director and equity research analyst at Raymond James & Associates. He joined Raymond James in 2011 through the acquisition of Howe Barnes Hoefer & Arnett, which he joined in 2010. During his time at Raymond James, he was responsible for coverage of regional and community banks primarily located in the Northeast, Mid-Atlantic and Southeast United States, including Origin Bancorp. As a research analyst, Mr. Wallace used various mathematical, statistical, and analytical modeling techniques to perform detailed financial statements analysis and forecasting, industry analysis, and equity valuation analysis. Prior to Raymond James, Mr. Wallace was an assistant vice president at FBR Capital Markets, where he assisted in the coverage of primarily mid- and large-cap regional and super-regional banks and thrifts.

• B.A. in Anthropology from The University of Virginia • MBA from The College of William and Mary
(1)	Ages at March 11, 2024.

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CORPORATE GOVERNANCE

Board Leadership Structure

The Company has a policy that does not mandate the separation of the roles of CEO or President and the Chairman of the Board. Our Board believes it is in the best interest of the Company to instead make a determination regarding the separate roles of CEO, President and Chairman of the Board on a regular basis based on the position and direction of the Company and the membership composition of the Board. Our Board has determined that having our President and CEO, Mr. Mills, serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the CEO’s extensive knowledge of our organization and the banking industry. Our Board views this arrangement as also providing an efficient nexus between our management and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

Unless the Company has an independent non-executive Chairman of the Board, the Company’s governance structure provides for a strong Lead Independent Director role. The Lead Independent Director must be independent under the NYSE rules and elected by the independent Board members. Our Board has elected James D’Agostino, Jr. to serve as the Lead Independent Director.

Our Board believes that it is able to have a thorough exchange of views or address any issues independent of the Chairman. Among other things, the Lead Independent Director is required to:

•	Preside at Board meetings when the Chairman of the Board is not present;

•	Establish the agenda for, and preside at, executive sessions of the non-management and independent directors;

•	Receive topic suggestions from other directors to be discussed at upcoming executive sessions and facilitate discussion on key issues outside of meetings;

•	Act as a liaison and facilitate communication between the Chairman of the Board and the independent directors (provided that each director shall also be afforded direct and complete access to the Chairman of the Board at any time as such director deems necessary or appropriate);

•	Facilitate teamwork and communication among the independent directors;

•	Approve information sent to the Board;

•	Approve meeting agendas for the Board, in consultation with the Chairman of the Board;

•	Coordinate the activities of non-management and independent directors, including the authority to call meetings of non-management and independent directors;

•	If requested by any stockholder, ensure that he or she is available for consultation and direct communication;

•	Communicate, as appropriate, with the Company’s regulators;

•	Regularly communicate with the Chairman of the Board on a variety of issues including business strategy and succession planning;
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•	Maintain close contact with the Chairs of each standing committee of the Board, and serve as an ex-officio member of each committee where he or she is not a member;

•	Assist the committee Chairs in the establishment of committee agendas and schedules;

•	Provide input, as needed, into the assessment of the Board committees’ effectiveness, structure, organization and charters, and the evaluation of the need for changes; and

•	With the Nominating and Corporate Governance Committee, coordinate the annual evaluation of the Board and committees’ self-evaluations and the evaluation of the Chairman of the Board and the CEO.

Director Independence

Our common stock is listed on the New York Stock Exchange (“NYSE”). Under NYSE listing standards, independent directors must comprise a majority of a listed company’s board of directors. The rules of NYSE, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. In addition, NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent.

Our Board has undertaken a review of the independence of each director and director nominee in accordance with the SEC rules and NYSE listing standards. Based on this review, our Board has determined that 12 of our anticipated 15 directors, or Messrs. Chu, D’Agostino, Jr., Davison, Jr., Gallot, Jr., Goff, Jones, Luffey, Malone, and Taylor and Mses. Edney, Farr and Solender, are independent as that term is defined under the SEC rules and NYSE listing standards. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described under the heading “Certain Relationships and Related-Party Transactions” and below in “Board Meetings and Committees—Compensation Committee—Compensation Committee Interlocks and Insider Participation.”

Governance Documents

We have a Code of Ethics and Business Conduct Policy (“Ethics Policy”) in place that applies to all of our directors, officers and employees. The Ethics Policy sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer (“PEO”), principal financial officer and principal accounting officer. Any amendments to the Ethics Policy (other than any technical, administrative or non-substantive amendments), or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

We have also adopted Governance Principles that set forth the framework within which our Board, assisted by its committees, directs the affairs of our organization. The Governance Principles address, among other things, the composition and functions of our Board and its committees, director independence, compensation of directors and succession planning. The Corporate Governance Principles, our Ethics Policy, and information about other governance matters of interest to investors, are available through our website at www.origin.bank by clicking on Investors—Governance—Governance Overview.

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Director Education and Self-Assessment

Our Board believes that director education is important to enable it to most effectively perform its role of oversight of the management and affairs of the Company. Accordingly, it is our policy that new non-employee directors receive an orientation from appropriate executives regarding the Company’s business and affairs at the time that the director joins our Board. In addition, within three months of election or appointment to our Board, each new non-employee director is invited to spend a day at corporate headquarters for a personal briefing by executive management on the Company’s strategic plans, its financial statements, and its key policies and practices.

Directors are also provided with continuing education on subjects that would assist them in discharging their duties, including: regular programs on the Company’s financial planning and analysis, compliance and corporate governance developments; business-specific learning opportunities through site visits and board meetings; and briefing sessions on topics that present special risks and opportunities to the Company. Additionally, the Company has a director education program to assist board members in further developing their skills and knowledge to better perform their duties, including presentations made via our board portal. Each director is asked to view the presentation and given an opportunity during Board meetings to ask questions. For example, in 2023, presentations on Regulation FD training and updates, insider trading training, BSA Board training, and Fair Lending training were reviewed and discussed. Additionally, courses covering topics such as, ESG readiness, board compensation practices, implications of the Silicon Valley Bank collapse on board members, 2023 banking and capital market M&A outlook and financial reporting, were completed by individual directors. Training was conducted by qualified employees regarding Diversity, Equity & Inclusion, corporate governance principles and investor relations, among other topics. In addition to presentations, our Board subscribes to bankdirector.com, and Dr. Luffey and Ms. Solender have access to the NACD. One of our directors, Ms. Solender, has earned NACD Governance Fellow status, which requires continuing education in corporate governance.

Board Meetings and Committees

•	Our Board met seven times during the 2023 fiscal year (including regularly scheduled and special meetings)

•	During the 2023 fiscal year, each of the directors, except for Mr. Chu and Mr. Goff, participated in 75% or more of the total number of meetings of the Board and the committees to which he or she was assigned (held during the period for which the relevant individual was a director)

•	We expect all our directors will attend the upcoming Annual Meeting

•	Ten out of our fifteen directors attended the 2023 annual meeting of stockholders

•	It is our policy to invite all directors and nominees for director to attend the Annual Meeting

The business of our Board is conducted through its meetings, as well as through meetings of its committees. Our Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Risk Committee, each of which has the composition and responsibilities described below. Members serve on our committees until their resignation or until otherwise determined by our Board. The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees

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has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. In the future, our Board may establish such additional committees as it deems appropriate, in accordance with applicable laws and regulations and the Company’s Articles of Incorporation and Bylaws.

Risk Management and Oversight

Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the entire Board maintains the ultimate oversight responsibility for the risk management process, the Risk Committee was formed by our Board to assist in its oversight and the Board’s other committees assist in oversight of risk in specific areas. In particular, the Audit Committee assists the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk-taking by the Company. The Nominating and Corporate Governance Committee monitors the risks associated with the independence of our Board. The Finance Committee is responsible for, among other things, overseeing the administration and effectiveness of market and similar risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed.

Audit Committee

The current members of our Audit Committee are Messrs. Malone (Chair), D’Agostino, Jr. and Jones. Our Board has evaluated the independence of the members of the Audit Committee and has determined that (i) each of the members is independent under the applicable rules of NYSE, (ii) each of the members satisfies the additional independence standards under the SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. The Board also reviewed whether any members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC rules. Based on its review, the Board determined that Mr. Malone qualifies as an “Audit Committee Financial Expert,” as defined under the applicable rules of the SEC, by reason of his prior job experience. The Audit Committee held eight meetings during the fiscal year ended December 31, 2023.

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	Selecting, engaging and overseeing the Company’s independent registered public accounting firm, including preapproving all services and the fees and terms of engagement. The independent auditor reports directly to the Audit Committee;

•	Overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements and financial information included in our periodic reports that will be filed with the SEC;

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•	Overseeing our financial reporting internal controls, including discussing with management and the independent auditor any significant findings related to the internal control over financial reporting;

•	Overseeing our internal audit function, including the direct oversight of the Chief Audit Executive, who shall functionally report to the Audit Committee;

•	Overseeing our compliance with applicable laws and regulations related to financial matters or that could materially affect the Company’s financial statements;

•	Overseeing our risk management function related to financial reporting;

•	Overseeing our procedures for receipt, assessment and handling of complaints regarding accounting, internal accounting controls or auditing matters;

•	Overseeing concerns regarding questionable accounting and auditing, including submissions made by employees pursuant to the Ethics and Compliance Reporting (Whistleblower) Policy; and

•	Investigating matters pertaining to the adherence to the Code of Ethics or other standards of business conduct, as such are related to accounting, auditing, financial reporting or internal control functions.

Our Board has adopted a written charter for the Audit Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

Independent Registered Public Accounting Firm

The Audit Committee has appointed FORVIS, LLP, as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2024. FORVIS, LLP, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and reported on the Company’s consolidated financial statements for that year.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee must pre-approve engagements for audit and permissible non-audit services to be rendered by the Company’s independent registered public accounting firm and the fees and terms of each such engagement. The Audit Committee may delegate pre-approval authority to its Chair, who shall report any final pre-approval decisions, including the material terms and fees of such engagement, to the Audit Committee at its next regularly scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Company’s independent registered public accounting firm.

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Fees Paid to Independent Registered Public Accounting Firm

The following is a description of the fees earned by FORVIS, LLP for services rendered to the Company for the years ended December 31, 2023 and 2022, for purposes of considering whether such fees are compatible with maintaining the independence of FORVIS, LLP, and concluded that such fees did not impair the independence of FORVIS, LLP. The Audit Committee has pre-approved all of the services provided by FORVIS, LLP, and all of the fees described below.

	Years Ended December 31,
(Dollars in thousands)	2023	2022
Audit Fees(1)	$ 772	$ 861
Audit-Related Fees(2)	28	27
Tax Fees	—	—
All Other Fees	—	—
Total	$ 800	$ 888
(1)	Audit Fees reflect the aggregate fees incurred for services related to the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements filed on Forms 10-K and 10-Q, respectively, and other required filings. Audit fees also include fees for the audit of our internal controls over financial reporting.

(2)	Audit-Related Fees include aggregate fees incurred for professional services rendered related to the audits of retirement and employee benefit plans.

During the fiscal year ended December 31, 2023, none of the total hours expended on the audit and review of the Forms 10-K and 10-Q, respectively, and other required filings, by FORVIS, LLP, were provided by persons other than FORVIS, LLP’s full-time permanent employees.

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Report by Audit Committee

The Audit Committee has reviewed and discussed with management of the Company and FORVIS, LLP the Company’s independent registered public accounting firm, the audited financial statements for the fiscal year ended December 31, 2023, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and FORVIS, LLP’s evaluation of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has discussed with FORVIS, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from FORVIS, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with FORVIS, LLP such accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

THE AUDIT COMMITTEE

Farrell Malone (Chair)
James D’Agostino, Jr.
Michael Jones

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Compensation Committee

The current members of our Compensation Committee are Ms. Solender (Chair) and Messrs. Chu, Gallot, Jr., Goff, Jones, and Luffey. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of NYSE and the SEC. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of NYSE and SEC rules and regulations. The members of the Compensation Committee also qualify as “non-employee directors” according to the SEC rules. The Compensation Committee held five meetings during the fiscal year ended December 31, 2023.

The Compensation Committee assists the Board in fulfilling its responsibilities relating to the compensation of the CEO and executive officers of the Company. In addition, the Compensation Committee oversees the Company’s executive compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:

•	Annually reviewing and approving the compensation of our CEO, including determination of salary, bonus, benefits, incentive opportunities and other compensation, approving goals and objectives relevant to the compensation of the CEO and evaluating the CEO’s performance in light of such goals and objectives;

•	Together with the CEO, annually reviewing, approving and make recommendations to the Board with respect to the evaluation process and compensation structure for all other executive officers, including determination of salary, bonus, incentive opportunities and other compensation based on an evaluation of each executive officer’s performance against relevant goals and objectives;

•	Overseeing and evaluating our organizational compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management and other employees;

•	Retaining, or obtaining the advice of, such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties;

•	Reviewing and approving employment agreements, severance or termination arrangements, change-in-control (“CIC”) agreements, retirement agreements and similar matters;

•	Reviewing, approving and administering our equity compensation plans and recommending changes to such plans as needed;

•	Evaluating and monitoring, with the assistance of the Chief Risk Officer, risk management matters as they relate to compensation to ensure that compensation practices and incentive compensation arrangements are consistent with principles of safety and soundness, do not encourage excessive risk taking, and are not reasonably likely to have a material adverse effect on the Company;

•	Reviewing and approving the implementation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and other employees;

•	Approving or making recommendations to the Board with respect to the adoption or modification of policies regarding the pledging or hedging of Company stock by Company insiders, if any, and monitoring compliance with respect to any adopted policy on pledging and hedging;

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•	Providing strategic review of the Company’s human resources strategies and initiatives to ensure the Company is seeking, developing and retaining human capital appropriate to the Company’s needs;

•	Establishing and monitoring compliance with any stock ownership and holding guidelines of the Company that are applicable to executive officers; and

•	Reviewing and establishing compensation for non-executive directors.

Compensation Committee Interlocks and Insider Participation

No members serving on the Compensation Committee during 2023 were officers or employees of the Company or any of its subsidiaries and none were former officers of the Company or any of its subsidiaries. No member of the Compensation Committee has or had any relationship with the Company or any of its subsidiaries that is required to be disclosed as a transaction with a related party. Since the establishment of our Compensation Committee, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on the Compensation Committee or the Board.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Human Resources Officer and other members of the Compensation Committee. The Compensation Committee meets regularly in executive sessions. Our Chief Human Resources Officer regularly attends meetings of the Compensation Committee and, from time to time, various other members of management or other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide background information or to otherwise participate in meetings. The Company’s CEO, the Bank’s President and CEO, and the Chief Human Resources Officer also interface with the Compensation Committee in connection with executive compensation. The Compensation Committee periodically meets with the CEO to assess progress toward meeting objectives set by the Board for both annual and long- term compensation. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding CEO’s compensation.

The Compensation Committee may form and delegate authority to subcommittees to the extent it deems necessary or appropriate. Under its charter, the Compensation Committee has the authority to select, retain and approve the fees and other retention terms of counsel, accountants or other experts or advisors, including compensation consultants, at the expense of the Company, that the Compensation Committee considers appropriate in the performance of its duties. The Compensation Committee also has direct responsibility for the oversight of the work of any consultants or advisors it engages. Under its charter, the Compensation Committee may select or receive advice from a consultant only after taking into consideration certain factors set forth in the NYSE rules relating to the consultant’s independence. Although the Compensation Committee is required to consider such factors, it is free to select or receive advice from a consultant that is not independent. See the Compensation Discussion and Analysis for additional information regarding the Compensation Committee’s consultant.

Our Board has adopted a written charter for the Compensation Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

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Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Jones (Chair), Chu, D’Agostino, Jr., Goff, Malone and Mses. Edney and Solender. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director requirements of NYSE. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2023.

The Nominating and Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Candidates may come to the attention of the Nominating and Corporate Governance Committee through Board members, management, stockholders or other persons. These candidates are evaluated at Nominating and Corporate Governance Committee meetings and may be considered at any point during the year. Although, to date, there have been no stockholder nominations and the Company does not have a formal policy of considering director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider stockholder nominations for candidates for the Board that have been properly submitted in accordance with the advance notice provisions of our Bylaws. Among other things, the Nominating and Corporate Governance Committee members are responsible for:

•	Evaluating and making recommendations to our Board regarding Board size and composition, committee structure and assignments, and director responsibilities;

•	Assisting our Board in identifying prospective director nominees and recommending to our Board a slate of director nominees for election by stockholders at each annual meeting of stockholders;

•	Reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by stockholders or others;

•	Reviewing and overseeing the management succession program;

•	Evaluating and recommending corporate governance principles applicable to our Board composition and operation of the Company;

•	Developing and reviewing the Company’s related party transactions policy and reviewing or approving related party transactions;

•	Reviewing and investigating matters pertaining to the adherence to the Ethics Policy or other standards of business conduct by any director or executive officer of the Company, except as such are related to accounting, auditing, financial reporting or internal control functions, which is the responsibility of the Audit Committee; and

•	Overseeing the Company’s strategy and practices related to ESG.

Our Board has adopted a written charter for our Nominating and Corporate Governance Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

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Finance Committee

The current members of our Finance Committee are Messrs. D’Agostino, Jr. (Chair), Davison, Jr., Malone, Taylor and Ms. Farr. The Finance Committee met four times in 2023. The Finance Committee has responsibility for, among other things:

•	Reviewing, approving and recommending for implementation our market risk functional framework, liquidity risk and oversight policy;

•	Overseeing the administration and effectiveness of, and compliance with, our market risk functional framework and oversight policy and other significant investment and related policies;

•	Reviewing and overseeing the operation of our Capital Management Policy as well as our capital adequacy assessments, forecasting and stress testing processes and activities;

•	Reviewing capital levels and making recommendations to our Board regarding our dividend policy;

•	Reviewing and making recommendations with respect to the sale or repurchase of debt or equity securities, as well as making recommendations regarding the Company’s financing activities and significant capital expenditures; and

•	Reviewing the financial analyses of potential acquisitions and investments.

Our Board has adopted a written charter for our Finance Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

Risk Committee

The current members of the Risk Committee are Messrs. Davison, Jr., (Chair), D’Agostino, Jr., Luffey, Malone, and Ms. Edney. The Risk Committee held four meetings in 2023.

Our Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Company. The Risk Committee was appointed by our Board to assist our Board in its oversight of (i) the Company’s enterprise risk management framework, (ii) the Company’s risk appetite statement, including risk limits and tolerances, and (iii) the performance of the Company’s Chief Risk Officer. Among other things, our Risk Committee has responsibility for:

•	Overseeing the Company’s enterprise risk management framework and risk appetite statement, including the ongoing alignment of the risk appetite statement with the Company’s strategy and capital plans;

•	Reviewing and evaluating the major risk exposures of the Company and its business units, including market, credit, operational, liquidity, legal, cybersecurity, technology and reputational risks, against established risk measurement methodologies and tolerances, as applicable;

•	Overseeing the Company’s risk identification framework;

•	Monitoring the results of reviews and assessments of risk management functions conducted by the Chief Audit Executive;

•	Monitoring the Company’s complaint management program, including any red flags and/or ethics violations;

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•	Reviewing and recommending for the Board’s approval annually, and more often as appropriate, the Company’s risk appetite statement and, as and when appropriate, the Company’s other significant risk management and risk assessment guidelines and policies;

•	Overseeing the Company’s process and significant policies for determining risk tolerance and review management’s measurement and comparison of overall risk tolerance to established limits;

•	Monitoring risk tolerance levels and capital targets and limits as set forth in the risk appetite statement;

•	Regularly reporting to the Board on the adequacy and quality of the Company’s methods for identifying, measuring, monitoring, controlling and reporting risks;

•	Reviewing the Company’s insurance program and the policies in place to address insurable risks, including coverages, limits, risk retention, claims, loss histories, and related matters;

•	Overseeing management’s compliance with all of the regulatory obligations of the Company and its subsidiaries arising under applicable federal and state banking laws, rules and regulations;

•	Reviewing and approving, on an annual basis, the Company’s internal annual compliance training schedule;

•	Reviewing and approving the appointment and, as appropriate, replacement of the Chief Risk Officer;

•	Evaluating the qualifications, performance and compensation of the Chief Risk Officer; and

•	Coordinating with management, including the Chief Risk Officer, and the Audit Committee to help ensure that the committees have appropriate information and resources to fulfill their duties and responsibilities with respect to oversight of risk management practices and policies.

Our Board has adopted a written charter for our Risk Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

Stockholder Nominees and Proposals for 2025 Annual Meeting

If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2025 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at 500 South Service Road East, Ruston, Louisiana 71270, no later than November 14, 2024. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from April 24, 2025, then the deadline will be a reasonable time before we begin to send proxy materials. Any such proposal must comply with the requirements of Rule 14a-8.

Stockholder proposals to be presented at the 2025 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy statement (including a director nomination) for the 2025 annual meeting of stockholders must, in addition to other requirements, be in proper form and received in writing at the Company’s principal executive offices no earlier than December 25, 2024, and no later than January 25, 2025. If the 2025 annual meeting is not called for a date that is within 30 days of April 24, 2025, notice must be delivered not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Please consult our Bylaws before sending in a notice as we may disregard proposals or nominations not made in accordance with the requirements in our Bylaws.

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Director Nominees

Our Bylaws provide that nominations of persons for election to the Board may be made by or at the direction of our Board or by any stockholder entitled to vote for the election of directors at the Annual Meeting who complies with certain procedures in our Bylaws as described above. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to our Board as vacancies occur.

The Nominating and Corporate Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether our Board has the necessary tools to perform its oversight function effectively. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, their personal financial stability, their willingness to serve on our Board and our Corporate Governance Principles. In addition, our Corporate Governance Principles indicate directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise and other characteristics that may contribute to our Board. In addition, the Company’s strategic plan includes a focus on attracting Board members who represent a broad mix of skills, backgrounds and perspectives that will more closely reflect the diversity of our customer base, stockholders and communities we serve.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director.

Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner as it considers candidates recommended by others, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws. Because of this, there is no specific policy regarding stockholder nominations of potential directors. At present, our Board does not engage any third parties to identify and evaluate potential director candidates.

Certain Relationships and Related-Party Transactions

Transactions by Origin Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Origin Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Origin Bank to its executive officers, directors and principal stockholders). We and our wholly-owned subsidiary, Origin Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions. In addition, our Ethics Policy provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors.

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We have also adopted a written Related Party Transaction Policy. Related party transactions are transactions, arrangements or relationships in which we are or will be a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties include our directors (including nominees for election as directors), our executive officers, beneficial owners of more than 5% of our capital stock and the immediate family members of any of the foregoing persons.

Transactions subject to the policy are referred to the Nominating and Corporate Governance Committee for evaluation and approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors:

•	Whether the transaction was undertaken in the ordinary course of the Company’s and the related party’s business;

•	Whether the transaction was initiated by the Company or the related party;

•	The purpose of the transaction and its potential risks and benefits to the Company;

•	In the event the related party is a director, an Immediate Family Member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact on the director’s independence and, if the director serves on the Compensation Committee, such director’s status as a “non-employee director” under the SEC rules;

•	The availability of other sources for comparable products or services;

•	The approximate dollar value of the transaction and the amount and nature of the related party’s interest in the transaction; and

•	The terms of the transaction and whether the proposed transaction is proposed to be entered into on terms no less favorable than the terms available to unrelated third parties or to employees generally.

Our Related Party Transactions Policy is available on our website at www.origin.bank under “Investors— Governance—Governance Overview.”

General

In addition to the relationships, transactions and the director and executive officer compensation arrangements discussed under “Director Compensation,” “Executive Compensation” and “Compensation Committee Interlocks and Insider Participation,” the following is a description of transactions since January 1, 2023, including currently proposed transactions, to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.

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Ordinary Banking Relationships

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Origin Bank, us or our affiliates in the ordinary course of business. These transactions include deposits, loans, mortgages and other financial services transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risks of collectability or present other features disproportionately unfavorable to us.

At December 31, 2023, we had approximately $71.1 million of loans outstanding to our directors and officers, their immediate family members and their affiliates, as well as those of Origin Bank, and we had approximately $13.5 million in unfunded loan commitments to these persons. At December 31, 2023, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

Certain Commercial Relationships

Air Transportation

Ruston Aviation, Inc. is engaged by us from time to time to provide private air transportation to our management team. The sole owner of Ruston Aviation, Inc., James Davison, Sr., is the father of our director James Davison, Jr.

During 2019, Origin Bank and Ruston Aviation, LLC jointly purchased an airplane from a third party, with each party having an equal 50% ownership stake. 49% of Ruston Aviation, LLC is owned by James Davison, Sr., the father of our director James Davison, Jr., 49% is owned by Steven Davison, the brother of our director James Davison, Jr., and 2% is owned by Ruston Aviation, Inc. The aggregate purchase price of the aircraft was $5,162,040. Half of the purchase price was paid by the Bank and half was paid by Ruston Aviation, LLC. Ruston Aviation, LLC and the Bank have allocated operating costs in accordance with their respective use of the aircraft. We made payments of approximately $76,000 to Ruston Aviation, Inc. for the fiscal year ended December 31, 2023, including the Bank’s portion of shared operating costs in connection with its joint ownership of the aircraft. In addition, we provide outsourced human resources services for Ruston Aviation, LLC for which Ruston Aviation, LLC pays us $15,000 annually.

Hospitality and Country Club Membership

The Squire Creek Country Club in Choudrant, Louisiana is owned by Squire Creek Country Club and Development LLC, which itself is jointly owned in equal 50% stakes by James Davison, Sr. and Steven Davison, father and brother, respectively, of our director James Davison, Jr. From time to time, we use the country club for corporate functions, employee and vendor lodging and similar activities. During the fiscal year ended December 31, 2023, we paid approximately $313,000 to Squire Creek Country Club and Development LLC for these services and we do not believe we pay more than standard rates. In addition, we provide outsourced human resource services for Squire Creek Country Club and Development, LLC for which Squire Creek Country Club and Development, LLC pays us $45,000 annually.

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Commercial Office Building Purchase

In October 2023, we purchased a commercial office building located at 1300 Celebrity Drive in Ruston, Louisiana, which we intend to utilize for additional back office space as well as general administrative and corporate office space. The seller of the office building was Jedco Properties, LLC, which is owned by James Davison, Sr., the father of our director, James Davison, Jr. The purchase price for the commercial office building was $3.2 million, which was determined by an independent appraisal of the property.

Forth Insurance Leases

Forth Insurance, LLC (“Forth Insurance”), our wholly-owned insurance subsidiary has leased an office condominium located at 504 South Service Road East, Ruston, Louisiana, from MNG Properties, L.L.C. (“MNG”), which lease was renewed most recently on February 1, 2021, for a ten-year term. Our Chairman and CEO, Drake Mills, owns 33.3% of MNG. During the fiscal year ended December 31, 2023, Forth Insurance paid MNG an aggregate of $151,000 in lease payments. Under the terms of the lease, aggregate future lease payments, excluding expenses and assuming exercise of all renewal options, were approximately $1.8 million at March 1, 2024.

Forth Insurance conducts operations in Monroe, Louisiana at a location leased from 2200 Tower Drive, LLC, an entity in which Peyton Farr, the husband of our director Meryl Farr, is a 40% owner. The current term of the lease ends October 2030, with a renewal option to extend the lease for an additional five years. The lease provides for a monthly base rent of $27,133 and is subject to certain adjustments. We are also responsible for utilities, certain real property taxes, maintenance (except with respect to common areas), repairs and alterations. Under the terms of the lease, aggregate future lease payments, excluding expenses and assuming exercise of all renewal options, were approximately $3.8 million at March 1, 2024. We made payments of approximately $326,000 for the fiscal year ended December 31, 2023, in connection with this lease.

Compensation Expense

Peyton Farr, the husband of our director Meryl Farr, is employed by our wholly-owned insurance subsidiary, Forth Insurance, and Tyler Mills, the son of our Chairman and CEO Drake Mills, is employed by our wholly-owned banking subsidiary, Origin Bank. Each of Mr. Peyton Farr and Mr. Tyler Mills received compensation in excess of $120,000 for their employment during 2023.

Perkins-McKenzie Investment

On March 6, 2024, our wholly-owned insurance subsidiary, Forth Insurance, made an $800,000 investment in Perkins-McKenzie Insurance Agency, LLC (“PM Agency”), which represents 20% of PM Agency’s outstanding membership interests. Concurrent with this investment, Strategic Agency Partners, LLC (“SAP”) purchased 40% of the outstanding membership interests in PM Agency. Peyton Farr, the husband of our director Meryl Farr, owns 75% of SAP and became the manager of PM Agency upon closing of the investments by Forth Insurance and SAP. Mr. Farr will also remain an employee of our wholly-owned insurance subsidiary, Forth Insurance.

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Director Compensation for Fiscal Year 2023

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as a director of the Company or its subsidiaries.

Director compensation is reviewed periodically by the Compensation Committee of our Board and adjustments are considered, as needed. Periodically, the Committee engages an independent consultant to review director compensation amounts and structure using the same group of peer banks that is used by the Compensation Committee to review the compensation of senior management.

The following table summarizes the committee and other fees/benefits paid to non-employee directors during the year ended December 31, 2023:

	Committee Member Fee $	Committee Chair Premium $	Other Annual Fees/Benefits $
Cash and Equity Retainers:
Retainer per director	—	—	40,000
Equity-based awards per director(1)	—	—	40,000
Lead independent director	—	—	16,000
Committee Service Fees:
Audit	6,000	12,000	—
Compensation	4,000	8,000	—
Finance	2,000	4,000	—
Nominating and Corporate Governance	2,000	4,000	—
Risk	2,000	4,000	—

(1)	Equity awards were granted to non-employee directors pursuant to Origin’s 2012 Stock Incentive Plan in May of 2023. Subsequently, and pending stockholder approval, future awards will be granted pursuant in May of each year following the annual stockholders meeting and the election of directors pursuant to the Origin Bancorp, Inc. Omnibus Incentive Plan. These grants vest on April 1st of the following year, subject to their continued service on such date.

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The following table summarizes the total compensation paid by the Company to non-NEO directors for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash $	Stock Awards(1) $	All Other Compensations(2) $	Total $
Daniel Chu	46,000	40,025	—	86,025
James S D’Agostino, Jr.	72,000	40,025	—	112,025
James E Davison, Jr.	50,000	40,025	—	90,025
Jay Dyer(3)	10,000	—	352,938	362,938
A. La’Verne Edney	44,000	40,025	—	84,025
Meryl Farr	48,000	40,025	—	88,025
Richard J Gallot, Jr.	46,000	40,025	—	86,025
Stacey Goff	46,000	40,025	—	86,025
Michael Jones	56,000	40,025	—	96,025
Gary E Luffey	48,000	40,025	—	88,025
Farrell J Malone	64,000	40,025	—	104,025
Lori Sirman	—	—	1,131,786	1,131,786
Elizabeth Solender	54,000	40,025	—	94,025
Steven Taylor	48,000	40,025	—	88,025

(1)	The amounts shown in this column reflect RSAs granted to the non-employee directors during 2023 and are disclosed as the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K.

(2)	The amounts shown in this column are described in the table below and were paid to Mr. Dyer and Ms. Sirman in conjunction with their employment by the Company.

(3)	Mr. Dyer terminated his employment with the Company in September 2023, but continued his service on the Board. Mr. Dyer received $10,000 for his service as a director for the fiscal year ended December 31, 2023.

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Amount of all other compensation paid to Mr. Dyer and Ms. Sirman in 2023 are set forth below:

Description	Jay Dyer ($)	Lori Sirman ($)
Base salary	303,517	506,000
Short-term incentive	—	130,175
Stock Awards(1)	—	477,075
Transfer ownership of Company car	29,000	—
Personal use of company car	—	1,478
Employer 401(k) contributions	8,438	9,900
Country club membership dues	11,983	7,158
Total	352,938	1,131,786

(1)	The amount reflects RSUs and PSUs granted to Ms. Sirman and are disclosed as the aggregate grant date fair value of the awards. Includes a grant of $300,043 related to the Company’s acquisition of Ms. Sirman’s prior employer, BTH Bank, N.A. For additional information on our calculation of stock-based compensation and relevant assumptions, please refer to the Note 13 to our audited financial statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded, which was the assumed probable outcome on the grant date. Assuming, instead, the highest level of performance achievement on the grant date for the PSUs, the aggregate grant date fair value of the awards would have been $132,774.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Articles of Incorporation and Bylaws, as well as the Articles of Incorporation and Bylaws of Origin Bank, as applicable.

Ms. Sirman is an employee of Origin Bank but is not an executive officer of the Company. Each of Ms. Sirman and Mr. Dyer were subject to employment agreements with BTH Bank. These employment agreements were amended and assumed by Origin Bank on October 7, 2023, upon the merger of BTH Bank with and into Origin Bank. Mr. Dyer terminated his employment with the Company in September 2023, but continued his service on the Board. Under the terms of Ms. Sirman’s employment agreement, as amended, Ms. Sirman serves as an Executive Vice President of Origin Bank for a period of two years following consummation of the merger, with automatically renewing one-year terms after that time. Ms. Sirman’s current base annual salary is $506,000. Ms. Sirman is eligible for incentive compensation and other benefits consistent with similarly-situated officers of Origin Bank. The employment agreement, as amended, contains certain restrictive covenants and provides for a lump sum CIC payment equal to the executive’s base salary if such executive is terminated within a year of a change of control, subject to certain exceptions.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of Origin’s compensation philosophy and objectives, pay for performance alignment and the variables considered when making the compensation-related decisions for Origin’s NEOs.

This discussion describes the components of the Company’s compensation program for its NEOs and should be read together with the compensation tables for our NEOs, which can be found following this discussion. Unless otherwise indicated, any references to a particular year in this discussion means the fiscal year ended December 31, 2023. The Company’s NEOs at December 31, 2023, are listed below:

Name	Title
Drake Mills	Chairman of the Board/CEO & President of Origin Bancorp, Inc.
William Wallace, IV	Chief Financial Officer
M. Lance Hall	President and CEO of Origin Bank
Derek McGee	Chief Legal Counsel
Preston Moore	Chief Credit & Banking Officer

Key Compensation Committee Actions in 2023

The Compensation Committee took several actions which are consistent with our determination to pay for performance and align our incentive compensation metrics to key strategic initiatives.

•	Approved a revised version of the Origin Bancorp clawback policy in compliance with the new SEC clawback rules and NYSE Listing Standards.

•	Reviewed benchmarking data on base salary and incentive opportunities for the CEO and determined that no changes would be made for 2023; reviewed benchmarking data and CEO recommendations regarding base pay and incentive targets for executives and, based upon experience, responsibilities and peer market practices for the Chief Credit and Banking Officer position, it was determined that Mr. Moore’s STIP incentive opportunity levels for 2023 would be adjusted to 20%, 40% and 60% for threshold, target and maximum, respectively, from 17.5%, 35% and 52.5% for threshold, target and maximum, respectively, during 2022.

•	Reviewed short and long-term incentive plan designs to confirm they are in accordance with shareholder interests and peer market practices; approved metrics for 2023 incentive plans.

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Executive Compensation Philosophy

The quality and loyalty of our employees, including our executive team, is critical to executing our community banking philosophy. In order to attract and retain highly qualified and loyal employees, we feel it is important to motivate and reward these executives for high levels of performance that contribute to long-term shareholder value. Therefore, our compensation programs are designed using the following principles:

•	We are committed to providing compensation and benefit programs that are highly competitive within our industry and with other relevant organizations with which we compete for talent.

•	Our compensation programs are designed to encourage and reward behaviors that contribute to the achievement of strategic organizational goals and stockholder value.

•	We are committed to providing a work culture that promotes respect, integrity, teamwork, inclusion, equity, initiative, and individual growth opportunities, which are reinforced throughout our compensation programs and practices.

Compensation Best Practice

Our executive compensation program incorporates many strong governance practices as shown below:

WHAT WE DO	WHAT WE DON’T DO
• Tie a substantial portion of executive compensation to Company performance goals in both short and long-term compensation	• No “excise tax gross-ups” in the event of a CIC
• Engage with an independent compensation consultant that provides recommendations and advice to the Compensation Committee	• No repricing of stock options without stockholder approval
• Conduct an annual risk review of incentive plan compensation to ensure our plans do not create risks that are likely to have a material adverse impact	• No hedging of Company stock is allowed, and the pledging of Company stock is discouraged
• Maintain a clawback policy for incentive compensation	• No excessive perquisites
• Require executives and directors to maintain meaningful stock ownership	• No dividends paid on equity unless and until the units are fully earned and vested
• Utilize minimum vesting periods of at least 3 years for equity awards, with 3 year cliff vesting for most performance-based equity awards	• No incentives that encourage improper risk taking
• Engage with stockholders to discuss any concerns or objectives related to our compensation programs	• No single trigger CIC equity acceleration in employment agreements or in the newly proposed Origin Bancorp, Inc. Omnibus Incentive Plan

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Business and Financial Highlights

In evaluating the Company’s overall executive compensation program and decisions, including payouts under the 2023 programs and plan designs for our 2023 programs, the Compensation Committee considered a number of factors, including the strategic and financial performance of the Company in 2023.

Some specific highlights and key accomplishments considered by the Compensation Committee in its decision-making process during 2023 included:

•	Total loans held for investment (“LHFI”) at December 31, 2023, were $7.66 billion, reflecting a $570.9 million, or 8.1%, increase compared to $7.09 billion at December 31, 2022.

•	Total deposits at December 31, 2023, were $8.25 billion, reflecting a $475.4 million, or 6.1%, increase compared to $7.78 billion at December 31, 2022.

•	Book value per common share at December 31, 2023, was $34.30, reflecting a $3.40, or 11.0%, increase compared to $30.90 at December 31, 2022.

•	Net Income for the year ended December 31, 2023, was $83.8 million, reflecting a $3.9 million, or 4.5%, decrease compared to $87.7 million for the year ended December 31, 2022.

•	Return on average assets (“ROAA”) was 0.84% for the year ended December 31, 2023, reflecting a 17 basis point, or 16.8%, decrease compared to 1.01% for the year ended December 31, 2022. Return on average equity (“ROAE”) was 8.38% for the year ended December 31, 2023, reflecting a 243 basis point, or 22.5%, decrease compared to 10.81% for the year ended December 31, 2022.

•	Nonperforming LHFI to total LHFI was 0.39% at December 31, 2023, reflecting a 25 basis point, or 178.6%, increase compared to 0.14% at December 31, 2022.

•	Net Charge-Offs to total average LHFI was 0.10% at December 31, 2023, reflecting a two basis point, or 25.0%, increase compared to 0.08% at December 31, 2022.

•	The Company issued $18.8 million in common stock dividends to stockholders during the year ended December 31, 2023, reflecting a $2.9 million, or 18.0%, increase compared to $15.9 million for the year ended December 31, 2022.

•	For the eleventh consecutive year, Origin Bank has been recognized as one of the “Best Banks to Work For” in the United States.

Say-On-Pay and Stockholder Outreach

At our annual meeting of stockholders in May 2023, stockholders signaled their support for our executive compensation program where 90.0% of the total votes cast approved our 2023 Say-On-Pay proposal. The Compensation Committee considered this vote as demonstrating strong shareholder support for our overall executive compensation program, and therefore, did not make any significant changes to the program in 2023 in connection with the vote outcome.

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Role of Compensation Committee, Compensation Consultant and CEO

Role of the Compensation Committee

The Compensation Committee has overall responsibility for the design, implementation and administration of compensation and benefits programs for our executive officers and directors. The Committee develops and periodically reviews the Company’s overall compensation philosophy and strategy, including (a) establishing appropriate levels of compensation, (b) determining the appropriate mix between fixed versus incentive compensation and short-term versus LTI compensation, and (c) attracting, retaining and incenting highly qualified executive officers within the context of the Company’s corporate culture. In addition, the Committee annually approves the CEO’s compensation, and in conjunction with the CEO, reviews the compensation of the other NEOs and executive officers.

Role of the Compensation Consultant

For 2023, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”), an independent executive compensation consultant, to provide advice and relevant market benchmarking regarding executive and director compensation.

Meridian continues to serve as a trusted advisor to the Compensation Committee in areas such as pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates. Meridian’s services for 2023 included:

•	Review of peer incentive market trends and design practices,

•	Providing recommendations on the Company’s Peer Group for compensation purposes,

•	Review of CEO, executive and director compensation compared to peer group market benchmarks,

•	Providing an overview of relevant regulatory updates,

•	Review and analysis of Proxy Advisor reports, and

•	A review of the Compensation Discussion and Analysis section of this document.

The Committee assessed Meridian’s independence in accordance with SEC rules and NYSE listing standards to determine that the services Meridian provides are independent and did not present any conflict of interest. Meridian did not provide any other services or products to the Company other than those services provided to the Compensation Committee.

Role of CEO

Our CEO performs an annual performance review of executive officers of the Company and provides a recommendation to the Compensation Committee regarding the compensation of each executive. The CEO is present for the Compensation Committee’s deliberations and decisions with respect to the other executive officers’ individual compensation.

The Compensation Committee meets separately on an annual basis with our CEO to discuss his compensation and performance based on the CEO’s annual incentive plan objectives. The Compensation Committee meets in executive session to approve the final incentive payout recommendation for the CEO and presents the incentive payout to our Board for review.

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COMPENSATION DISCUSSION AND ANALYSIS

Competitive Benchmarking and Compensation Peer Group

The Compensation Peer Group is updated annually by the Compensation Committee. When making decisions in regards to the Peer Group, the Compensation Committee relies on competitive market data and input from our compensation consultants and management. Selection factors for the group also include asset size, industry and geographic region.

The Compensation Committee approved the following 2023 Compensation Peer Group, which consists of 19 companies with a median asset size of approximately $11.3 billion at the time of selection.

BancFirst Corp.	Heartland Financial, USA, Inc.	Southside Bancshares Inc.
Business First Bancshares, Inc.	Independent Bank Group, Inc.	Stellar Bancorp
Enterprise Financial Services Corp.	Renasant Corporation	Stock Yards Bancorp, Inc.
FB Financial Corp.	Republic Bancorp Inc.	Triumph Financial, Inc.
First Bancshares, Inc.	Seacoast Banking Corp. of Florida	Trustmark Corporation
First Financial Bankshares Inc.	ServisFirst Bancshares, Inc.	Veritex Holdings, Inc.
Great Southern Bancorp, Inc.

Discussion of Executive Compensation Components

Our goal is to provide executives with a total compensation package that is highly competitive with the market, aligns pay and performance, encourages executives to remain with the organization and helps to drive the Company to desired levels of performance. The following table outlines the major elements of 2023 total compensation for our NEOs:

Compensation Element	Objectives
Base Salary	• Reward executives for their level of experience, responsibility and individual performance • Help attract and retain strong leadership talent
Annual Cash Incentives

•   Promote achievement of our annual financial goals, as well as other objectives deemed important to our long-term success

•   Drive creation of long-term shareholder value

•   Align management and stockholder interests

Annual PSU and RSU Awards	• Promote ownership and achievement of our long-term corporate financial goals • Align management with stockholder interests • Provide long-term retention incentives
Employee Benefits	• Provide competitive benefits which reasonably ensure the safety and security of our employees in regards to employment, retirement, health, paid time off, and death and disability protection

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COMPENSATION DISCUSSION AND ANALYSIS

Target Compensation Opportunities

The Compensation Committee does not utilize an exact calculation in determining the break-down or weighting of NEO compensation among base salary, short-term incentive awards, and long-term equity awards. Rather, the Compensation Committee considers all forms of compensation in light of the market competition for executive talent balanced with and considering the need to align the goals of the executive with those of the Company. Accordingly, the Compensation Committee believes that a significant portion of each NEOs’ total target compensation (i.e., sum of base salary, target annual incentive and target value of equity awards) should be performance-based and aligned with long-term value creation.

For 2023, 50.0% and 48.0% of the total targeted compensation of our CEO and other NEOs, respectively, was either performance-based or at-risk consisting of short-term incentive and equity awards. For this purpose, we included time-based RSUs because their value is tied to the performance of our stock. Below are charts showing the compensation mix for Mr. Mills and our other NEOs based on their respective 2023 total target compensation values.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The Compensation Committee established the NEOs’ 2023 base salary based on the NEOs’ performance, experience, effective execution of strategic objectives, level of responsibilities and peer group market data. The NEOs’ base salary remained unchanged from 2022.

Name	2023 Base Salary $	2022 Base Salary $	Percentage Change %
Drake Mills	835,800	835,800	—
William Wallace, IV	475,000	475,000	—
M. Lance Hall	600,000	600,000	—
Derek McGee	475,000	475,000	—
Preston Moore	475,000	475,000	—

Short-Term Incentive Plan

The Short-Term Incentive Plan (“STIP”) for 2023 was designed (i) to motivate executives to attain superior annual performance in key areas we believe create long-term value to Origin and its stockholders and (ii) to provide incentive compensation opportunities competitive with the Compensation Peer Group.

The Compensation Committee reviews and approves STIP goals each year with input from management. For 2023, the Compensation Committee approved the following STIP performance measures: (i) financial measures (weighted 75%) which were comprised of four objective performance goals and (ii) individual and strategic scorecard measures (weighted 25%), which were comprised of strategic priorities applicable to each NEO. The financial metrics were more heavily weighted than scorecard metrics to reflect the Company’s focus on profitability, credit quality, and growth.

The Compensation Committee establishes a target annual incentive award for each NEO expressed as a percentage of the executive’s base salary, established by factors such as: the estimated contribution and responsibility of the NEO, Peer Group market practices, internal equity and the recommendation of the CEO (for all officers excluding himself).

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COMPENSATION DISCUSSION AND ANALYSIS

The 2023 STIP target annual incentive award opportunities as a percentage of base salary for each of the NEOs are shown below.

	STIP Opportunity Levels as a % of Base Salary
Name/Position	Threshold %	Target %	Maximum %
Drake Mills, CEO	25.0	50.0	75.0
William Wallace, IV, CFO	20.0	40.0	60.0
M. Lance Hall, President	25.0	50.0	75.0
Derek McGee, CLC	25.0	50.0	75.0
Preston Moore, CC & BO	20.0	40.0	60.0

The total annual STIP award   paid to each NEO was   determined based   on the extent to which financial goals and scorecard goals were achieved with potential payouts ranging from 50% to 150% of each NEO’s target annual incentive award opportunity. There are no payouts for below-threshold performance. Performance between payout levels (i.e., threshold, target and maximum) is calculated using straight line interpolation.

For the 2023 STIP, the Compensation Committee selected the following financial metrics: (i) normalized pre-tax, pre-provision (“PTPP”) ROAA, (ii) normalized net income, (iii) non-performing assets to LHFI excluding Paycheck Protection Program loans (“PPP”), as defined in the STIP and (iv) net charge-offs to average LHFI, excluding PPP, as defined in the STIP. The STIP provides the Committee discretion to adjust the metrics to eliminate the impact of nonrecurring or extraordinary items in an effort to reflect normalized earnings and return on average assets. The adjustments applied by the Committee to reflect normalized earnings and return on average assets are detailed in the table below. These metrics were chosen by the Committee based on their importance to overall financial performance. Individual scorecard objectives were updated in 2023 to reflect each NEO’s strategic priorities.

The following table provides the calculations the Compensation Committee used for the 2023 financial STIP metrics.

At or for the year ended December 31, 2023
Consolidated Company
(Dollars in Thousands)
Calculation of normalized net income
Net Income	$ 83,800
Plus: loss on sale of securities, net	11,635
Plus: MSR valuation adjustments	4,089
Less: originations of MSRs	(708)
Plus: loss on MSR hedge, net	543
Less: gain on subordinated indebtedness repurchase	(471)

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COMPENSATION DISCUSSION AND ANALYSIS

At or for the year ended December 31, 2023
Consolidated Company
Plus: insurance contingency adjustments	193
Plus: Southeast liftout expense	369
Less: income tax expense on adjusted items	(3,271)
Normalized net income	96,179
Calculation of normalized PTPP ROAA
Normalized net income	$ 96,179
Plus: provision for credit losses	16,753
Plus: income tax expense	22,123
Plus: income tax expense on adjusted items	3,271
Normalized PTPP earnings	138,326
Divided by total average assets	9,941,020
Normalized PTPP ROAA	1.39%
Calculation of nonperforming assets to LHFI, excluding PPP loans, as defined in STIP (“NPA Ratio”)
Total nonperforming LHFI	$ 30,115
Plus: repossessed assets	3,929
Total nonperforming assets	34,044
LHFI	7,660,944
Less: PPP loans	(1,130)
Plus: repossessed assets	3,929
Total LHFI as defined in STIP	7,663,743
Nonperforming assets to LHFI, excluding PPP loans, as defined in the STIP	0.44%
Calculation of net charge-offs to average LHFI, excluding PPP Loans, as defined in the STIP(“NCO Ratio”)
Net charge-offs	$ 7,807
Average LHFI	7,442,084
Less: Average PPP loans	(1,563)
Adjusted average LHFI	7,440,521
Net charge-offs to average LHFI, excluding PPP loans, as defined in the STIP	0.10%

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Financial Measure Achievements (75% of the targeted annual incentive opportunity)

Based on 2023 achieved financial results for PTPP ROAA, normalized net income, NPA Ratio and the NCO Ratio, the financial portion of the STIP was achieved at 80% of target. The table below shows achieved performance against each financial measure’s target goal and the resultant percentage of target annual incentive earned.

Financial Metrics	Weighting %	Threshold Goal	Target Goal	Maximum Goal	Achieved Performance	% of Target Annual Incentive Earned
Normalized PTPP ROAA	30.0	1.38%	1.73%	2.08%	1.39%	51.6
Normalized Net Income	25.0	$92.1 million	$115.2 million	$138.2 million	$96.2 million	58.8
NPA Ratio	10.0	1.20%	1.00%	0.80%	0.44%	150.0
NCO Ratio	10.0	0.30%	0.25%	0.20%	0.10%	150.0
Financial Achievement:	75.0					80.2

2023 Executive Scorecard Accomplishments (25% of the target annual incentive opportunity)

Based on the Compensation Committee’s determination of each NEO’s achievement against individual scorecard goals, NEOs earned between 128.5% and 150.0% of their respective target annual incentive opportunity.

Name	Position	2023 Accomplishments
Drake Mills	Chairman, President, and CEO

•    Successfully created a dividend strategy that carefully considers capital deployment, macro banking issues and expectations of investors.

•    Successfully converted from the Nasdaq to the NYSE.

•    Successfully managed through a challenging year when the industry had multiple bank failures.

•    Identified key areas of concern and made critical hires to strengthen our team as we approach the $10B threshold.

•    Successfully recruited a talented and experienced lending team and support staff as we expand into the Alabama and Florida markets.

•    Worked extensively with our insurance agency management to create and implement a strong succession plan and talent retention model; rebranded the agency as Forth Insurance in order to create unified brand recognition across markets, gain greater efficiency and enhance future growth opportunities.

•    Continued to drive employee engagement and retention. Origin received recognition throughout our markets and nationally as a top workplace. In addition, employee engagement survey scores continue to rank in the top 10% of all Glint survey customers.

Weighted Scorecard Achievement		• 37.5%

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Position	2023 Accomplishments
William Wallace, IV	Senior Executive Officer and Chief Financial Officer

•    Performed a comprehensive analysis of Origin’s financial strengths, weaknesses and opportunities compared to peers; used this information to introduce updated short and long-term financial goals based on a combination of growth and ROA targets.

•    Worked closely with accounting team to analyze multiple scenarios in order to optimize the balance sheet in a tumultuous environment. Transactions made enabled improvements to Net Interest Margin (“NIM”) and Earnings Per Share (“EPS”).

•    Conducted market/segment profitability analysis which allows management to better monitor segment profit contribution and provides key data for strategic decisions

•    Worked closely with executive leadership and the Accounting team to manage liquidity and ensure we were able to operate in accordance with our strategic objectives.

•    Greatly enhanced our Treasury capabilities through the hiring of a Treasurer with extensive knowledge of asset/liability modeling, loan/ deposit pricing, liquidity stress testing and capital planning.

•    Worked closely with the Accounting team to bring our asset/liability management in-house, allowing for better insights and the ability to more closely forecast Net Interest Income, NIM, liquidity and interest rate risk.

Weighted Scorecard Achievement		• 32.1%
Name	Position	2023 Accomplishments
M. Lance Hall	President and CEO of Origin Bank

•    Delivered value by maintaining a focus on technology and analytics: multiple enhancements were made to data analytics and robotics capabilities, allowing management to view multiple sources of data in a much more meaningful way; eliminated more than 6,000 hours of manual work; also enhanced chat and call center solutions, further enhancing our customer experience.

•    Acquired trademark rights and successfully launched a new consolidated brand for Forth Insurance, which will generate greater efficiency and set the stage for future growth.

•    Launched our first ever Culture Month during March. This hugely successful initiative focused on celebrating our amazing and unique culture and employees.

•    Successfully recruited a talented and experienced lending team and support staff to expand into the Alabama and Florida markets.

•    Approved and helped oversee the creation of the Credit Development Program, which will provide a pipeline of experienced talent for our lending and credit teams.

Weighted Scorecard Achievement		• 32.5%

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Position	2023 Accomplishments
Derek McGee	Senior Executive Officer and Chief Legal Counsel

•    Conducted comprehensive legal reviews of vendor contracts and developed a comprehensive vendor contract toolkit based on requirements of Interagency Guidance issued in 2023.

•    Negotiated multiple strategic investments by the Company and oversaw legal documentation and regulatory approvals for the Company’s repurchase and redemption of subordinated indebtedness.

•    Completely revamped policies and procedures relating to subpoenas, garnishments and legal process and oversaw implementation of legal process tracking software.

•    Coordinated all legal documentation and filings in association with the rebranding of the Company’s insurance agency, Forth Insurance, LLC.

•    Managed NYSE listing application and related filings and oversaw revisions to the Company’s governing documents and committee charters to reflect the Company’s NYSE listing in 2023.

Weighted Scorecard Achievement		• 32.8%
Name	Position	2023 Accomplishments
Preston Moore	Senior Executive Officer and Chief Credit and Banking Officer

•    Created and rolled out a comprehensive Credit Development Program.

•    Implemented new credit memo and financial workbook for credit underwriting.

•    Conducted quarterly reviews with lenders and credit departments on credit issues, trends and emerging risk.

•    Worked closely with Risk Management to enhance our strategy regarding client selection and retention based on current economic factors.

Weighted Scorecard Achievement		• 32.5%

The 2023 STIP cash incentive final payout amounts for each of the NEOs are shown below. STIP bonus payments are subject to our Clawback Policy (which is discussed on page 63 of this proxy statement) if certain triggering events occur.

Name/Position	Financial Factor (75%) %	Individual Scorecard (25%) %	Combined Financial Factor and Individual	Actual Bonus Earned $
Drake Mills, CEO	80.2	150.0	97.7	408,158
William Wallace, IV, CFO	80.2	128.5	92.3	175,358
M. Lance Hall, President	80.2	130.0	92.7	278,006
Derek McGee, CLC	80.2	131.0	92.9	220,682
Preston Moore, CC & BO	80.2	130.0	92.7	176,071

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COMPENSATION DISCUSSION AND ANALYSIS

LTI Plan

We believe an appropriate mix of performance-based and time-based equity compensation rewards executives for performance results while aligning the interests of our executives with those of our stockholders. Additionally, equity awards provide executives the opportunity to increase their ownership in the Company and provide a retention vehicle through the use of a multi-year vesting period.

The Compensation Committee approved the Company’s LTI compensation strategy to ensure the alignment our LTI compensation practices with prevailing market practice and with stockholders’ interest. The 2023 LTI program consisted of Performance Stock Units (“PSUs”) and equity awards in the form restricted stock units (“RSUs”), of equal value.

The Compensation Committee set each NEO’s 2023 LTI target award value based on Peer Group market data. The target LTI values in the table below are based upon December 31, 2023, target opportunities.

	LTI Target Value $
Name/Position	PSU	RSU	Total LTI Target Value
Drake Mills, CEO	208,950	208,950	417,900
William Wallace, IV, CFO	95,000	95,000	190,000
M. Lance Hall, President	150,000	150,000	300,000
Derek McGee, CLC	118,750	118,750	237,500
Preston Moore, CC & BO	94,050	94,050	188,100

Performance Based Awards:

In 2023, the Compensation Committee approved the grant of PSUs to each NEO. The PSUs are linked to the achievement of ROAA and ROAE against predetermined performance goals over the three-year performance period ending December 31, 2025. ROAA and ROAE were chosen as financial metrics because the Committee believes these are strong indicators of our performance over a longer period of time. ROAA and ROAE are equally weighted. The respective performance goals are based on a 3-year average calculation for each performance measure, with a range of 85% to 115% of target. Depending on achieved performance, a NEO may earn between 50% and 150% of his or her target PSUs. If threshold performance is not achieved with respect to one of the performance metrics, no payout is made for that performance metric.

Payouts will be interpolated on a straight-line basis between the above described payout levels. The number of PSUs earned and vested at the end of the three-year performance period will be paid in a like number of shares of our common stock.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Restricted Stock Units

In 2023, the Compensation Committee approved the grant of RSUs to each NEO, which vest ratably over a three-year period. The number of RSUs which vest on each vesting date will be paid in a like number of shares of our common stock.

Supplemental Retirement and Income Benefits

The Company has entered into individual Supplemental Executive Retirement Plans (each, a “SERP”) with several of our NEOs. Eligibility to participate in a SERP is limited to senior officers and determined by the Board. Currently, Mr. Mills and Mr. Hall participate in a SERP. The SERPs are unfunded and designed to be nonqualified deferred compensation retirement plans in compliance with Section 409A of the Internal Revenue Code. In October 2019, the Company also entered into an Executive Supplemental Income Agreement (“ESIA”) with Mr. Hall.

The Company believes these plans provide an effective long-term retention measure in keeping with an overall competitive compensation strategy aimed at retaining high performance executives. The plans are defined benefit style programs in which the participant is promised a benefit according to a set formula and such benefit is paid to the participant (or his or her beneficiary) in equal annual installments over a specified period of time as outlined in each individual’s agreement. Vesting requirements are also outlined in each individual agreement and are tied to the number of years of service of the executive. These plans encourage our executives to remain with the Company for an extended period or until retirement. Additional tables on page 71 provide more details regarding these plans.

Origin Bank Nonqualified Deferred Compensation Plan

On December 7, 2022, the Company’s Board of Directors approved the Origin Bank Nonqualified Deferred Compensation Plan (the “DCP”), pursuant to which certain employees, including the NEOs, may elect to participate. Pursuant to the DCP, which became effective January 1, 2023, participants may make deferral elections with respect to their base salary, bonus or stock units. The Company may make discretionary contributions to the DCP, which contributions will be subject to a vesting schedule. Unless otherwise specified by the Company, such Company contributions will have a 5-year ratable vesting schedule, subject to acceleration of vesting in the case of a CIC or the participant’s death, disability or retirement. The Company is not currently making any discretionary contributions to the DCP. Participants may make individual investment elections that will determine the rate of return on their cash deferral amounts under the DCP. Cash deferrals are only deemed to be invested in the investment options selected. The DCP does not provide any above-market returns or preferential earnings to participants, and, with the exception of any Company contributions, the deferrals and their earnings are always 100% vested. Participants may elect at the time they make their deferral elections to receive in-service and/or separation from service distributions, either as a lump sum payment or in substantially equal annual installments over a period of up to 5 years or up to 10 years, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

Benefits and Perquisites

We provide our NEOs with certain limited perquisites, including the use of Company cars or car allowance, the payment of life insurance premiums, reimbursement for country club dues and certain other expenses which we believe is consistent with competitive market practice and aids in executive retention.

Executive officers are eligible to participate in the same benefit plans provided to all full-time employees, including health, dental, vision, basic group life and disability insurance. The Company also provides its employees, including executives, with a 401(k) plan, which currently provides an employer match of 50 cents on each dollar of employee contributions up to 6% of eligible compensation. In addition, all employees, including executives, can participate in the Employee Stock Purchase Plan (“ESPP”), which grants a purchase right consisting of an option to purchase shares at a 15 percent discount.

CIC and Severance Benefits

Our NEOs are generally entitled to certain limited CIC and severance protections. We believe that appropriate CIC and severance protections accomplish two objectives. First, they create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk. Second, they foster management stability during periods of potential uncertainty. The CIC and severance benefits payable to our NEOs are discussed under the heading “Employment Arrangements, CIC Agreements, and Potential Payments Upon Termination or CIC” below.

Other Compensation Policies and Information

In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. Over the years it has adopted policies, including those described below, to further align executive compensation with performance and what the Company believes is in the best interest of our stockholders.

Risk Assessment

The Compensation Committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. Annually, our Chief Risk Officer prepares a risk assessment of these plans, which includes an analysis of the design and operation of the Company’s incentive compensation programs, identification and evaluation of situations or compensation elements that may raise material risks, and an evaluation of controls and processes designed to identify and manage risk. The Compensation Committee includes this risk assessment in its evaluation and review of the policies and practices of compensating our employees, including executives and non-executive employees. Based on its evaluation, the Compensation Committee concluded that our compensation plans and practices are not likely to create risks that could have a material adverse effect on the Company. The compensation plans and practices are subject to review and modification by the Compensation Committee on an annual basis.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive and Director Stock Ownership Guidelines

Directors and executive officers are subject to Stock Ownership Guidelines, which were adopted during the year ended December 31, 2022, and are designed to encourage executive tenure while also further aligning executive’s interests with those of stockholders. In this regard, the Board has adopted minimum stock ownership guidelines, which provide that executives and non-employee directors should beneficially own at least the number of shares of common stock of the Company equal to the values specified below:

Title	Multiple of Base Salary	Compliant at December 31, 2023
Chairman and CEO of the Company	5x	yes
President and CEO of Origin Bank	3x	yes
Senior Executive Officers	2x	yes
Executive Vice Presidents	1x	yes
Non-Employee Directors	5x annual cash retainer	yes

Beneficial ownership of shares of common stock shall be determined pursuant to Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended; provided, however, that (i)  shares shall be deemed to be beneficially owned notwithstanding a disclaimer of such ownership, (ii) unvested RSAs and time-based RSUs shall be deemed to be beneficially owned, and (iii) neither stock options nor performance-based RSUs (i.e., PSUs) shall be included in such calculation.

Executives and non-employee directors will not be considered out of compliance with these stock ownership guidelines prior to attaining sufficient shares to meet the applicable stock ownership guidelines. However, each executive and non-employee director is prohibited from selling shares of common stock unless such individual has attained his or her applicable stock ownership guideline. Additionally, each executive and non-employee director is expected to continuously own sufficient shares to meet the applicable guideline once attained (except for shares withheld to pay withholding taxes or the exercise price of options). If an individual falls below the applicable guideline due solely to a decline in the market value of shares of common stock, the individual will not be required to acquire additional shares to meet the guideline, but he or she will be required to retain all shares then held (except for shares withheld to pay withholding taxes or the exercise price of options) until such time as the executive again complies with the applicable guideline.

Clawbacks for Any Restatement; Executive Compensation Recovery Policy

Our clawback policy has been modified in compliance with final rules adopted by the SEC implementing the incentive-based recovery provisions of the Dodd-Frank Act and consistent with standards adopted by the NYSE. Our policy requires the reasonably prompt recovery of incentive-based compensation received by any current or former executive officer in the event we are required to prepare an accounting restatement due to erroneously reporting financial information. This policy is triggered by both “Big R” restatements and “little r” restatements and requires recovery regardless of fault or responsibility for the error or resulting restatement. Indemnification of any executive officer against recovery under the policy is not allowed.

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COMPENSATION DISCUSSION AND ANALYSIS

Trading Restrictions Regarding Hedging or Pledging of Common Stock

Hedging Transactions. Our Insider Trading Policy does not allow Covered Persons (as defined therein, including directors, officers and employees and certain of their family and household members and controlled entities) to engage in hedging or monetization transactions involving Origin securities, such as prepaid variable forwards, equity swaps, collars and exchange funds, or similar transactions.

Margin Accounts. Covered Persons are not permitted to hold Company securities in a margin account.

Pledged Securities. Under our Insider Trading Policy, Covered Persons are generally discouraged from pledging Company securities as collateral for a loan. A Covered Person who wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities may engage in such a transaction with the prior approval of a compliance officer under the policy at least ten business days prior to the proposed execution of documents evidencing the proposed pledge.

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COMPENSATION DISCUSSION AND ANALYSIS

Report of Compensation Committee

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the Origin Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

THE COMPENSATION COMMITTEE

Elizabeth Solender (Chair)
Daniel Chu
Richard Gallot, Jr.
Stacey Goff
Michael Jones
Gary Luffey

The foregoing report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021. Except as set forth in the notes to the table, all cash compensation for each of our NEOs was paid by the Company. There were no option awards granted to the NEOs for the periods disclosed below.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Drake Mills Chairman of the Board/	2023	835,800	—	417,884	408,158	—	60,649	1,722,491
CEO & President of	2022	835,800	—	8,642,860	554,481	126,437	58,694	10,218,272
Origin Bancorp, Inc.	2021	835,800	—	500,031	561,976	122,705	58,872	2,079,384
William Wallace, IV(6)	2023	475,000	—	189,954	175,358	—	9,900	850,212
Chief Financial Officer	2022	188,921	250,000	500,026	95,145	—	4,750	1,038,842
M. Lance Hall	2023	600,000	—	299,996	278,006	—	30,527	1,208,529
President and	2022	541,667	—	249,996	368,048	87,375	29,762	1,276,848
CEO of Origin Bank	2021	500,000	—	250,036	268,953	45,003	29,847	1,093,839
Derek McGee(7)	2023	475,000	—	237,444	220,682	—	36,146	969,272
Chief Legal Counsel	2022	458,542	50,000	724,915	294,340	—	35,798	1,563,595
Preston Moore	2023	475,000	—	189,954	176,071	—	38,060	879,085
Chief Credit &	2022	460,417	—	157,412	209,156	—	37,310	864,295
Banking Officer	2021	450,000	—	—	200,854	—	36,860	687,714

(1)	The amounts paid to Mr. Wallace and Mr. McGee reflect sign-on bonuses paid in conjunction with their employment offers.

(2)	The amounts shown in this column reflect RSUs and PSUs granted to the NEOs and are disclosed as the aggregate grant date fair value of the awards. For additional information on our calculation of stock-based compensation and relevant assumptions, please refer to the Note 13 to our audited financial statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K. For PSUs, other than the special one-time awards granted to our CEO in 2022 (the “CEO One-Time Award”), the grant date fair value is calculated using the target number of PSUs awarded, which was the assumed probable outcome on the grant date. Assuming, instead, the highest level of performance achievement on the grant date for the PSUs granted during 2023, the aggregate grant date fair value of the awards would have been as follows: Mr. Mills $313,394, Mr. Wallace $142,466, Mr. Hall $224,997, Mr. McGee $178,063, and Mr. Moore $142,466. The fair value of the CEO One-Time Award was determined using a Monte-Carlo Simulation as the award has graded vesting requirements based upon the achievement of certain market conditions. Assuming, instead, the highest level of performance achievement on the grant date, the aggregate grant date fair value of the CEO One-Time Award would have been $4,783,329.

(3)	The amounts shown in this column represent STIP payouts which are earned for performance in the year shown and were determined based on the achievement of certain Company performance goals, specific individual goals, objectives and Company risk management goals. For more information about our annual incentive awards, see Short-Term Incentive Plan. Achievement of 2023 incentives was finalized at the Compensation Committee meeting in February 2024.

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(4)	Includes the change in the present value of the accumulated benefits under the SERP and ESIA, which is a non-cash amount that can vary from year to year based upon the underlying assumptions. Assumptions such as discount rate, retirement age and mortality age are reviewed annually by the Company and are intended to be individually appropriate. The pension value and nonqualified deferred compensation earnings decreased $487,631 and $407,429 for Mr. Mills and Mr. Hall, respectively, during the year ended December 31, 2023. The decrease was primarily due to the increase in the pension discount rate to 4.5% from 3%.

(5)	The amounts shown in this column for 2023 are composed of the amount of perquisites and other compensation described in the table below.

(6)	Mr. Wallace was not a NEO during 2021. The amount included in the 2022 stock award column includes a $500,026 RSU grant issued as a sign-on bonus under the terms of his employment offer.

(7)	Mr. McGee was not a NEO during 2021. The amount included in the 2022 stock award column includes a $499,991 RSU grant issued as a sign-on bonus under the terms of his employment offer.

Amounts of perquisites and other compensation paid to our NEOs in 2023 are set forth below:

Description	Mills ($)	Wallace ($)	Hall ($)	McGee ($)	Moore ($)
Personal use of company car	13,802	—	13,320	—	—
Auto allowance	—	—	—	12,000	9,000
Employer 401(k) contributions	9,900	9,900	9,900	9,900	9,900
Bank-owned life insurance(1)	6,149	—	519	—	—
Life insurance(2)	24,010	—	—	—	—
Country club membership dues	6,788	—	6,788	14,246	19,160
Total	60,649	9,900	30,527	36,146	38,060

(1)	Represents the taxable value of Bank-owned life insurance benefits. Details of our plans are described below under the subheading Bank-Owned Life Insurance Plans.

(2)	Represents premiums for a life insurance policy that provides a death benefit to Mr. Mills’ beneficiary.

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Grants of Plan-Based Awards

The following table provides supplemental information relating to grants of plan-based awards made during 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during 2023. All of the RSUs and PSUs shown in the table below were granted under the 2012 plan.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock Units (#)	of Stock Awards ($)(1)
Drake Mills
RSUs	2/17/2023(2)	—	—	—	—	—	—	5,271	208,942
PSUs	2/17/2023(3)	—	—	—	2,636	5,271	7,907	—	208,942
STIP		208,950	417,900	626,850	—	—	—	—	—
William Wallace, IV
RSUs	2/17/2023(2)	—	—	—	—	—	—	2,396	94,977
PSUs	2/17/2023(3)	—	—	—	1,198	2,396	3,594	—	94,977
STIP		95,000	190,000	285,000	—	—	—	—	—
M. Lance Hall
RSUs	2/17/2023(2)	—	—	—	—	—	—	3,784	149,998
PSUs	2/17/2023(3)	—	—	—	1,892	3,784	5,676	—	149,998
STIP		150,000	300,000	450,000	—	—	—	—	—
Derek McGee
RSUs	2/17/2023(2)	—	—	—	—	—	—	2,995	118,722
PSUs	2/17/2023(3)	—	—	—	1,498	2,995	4,493	—	118,722
STIP		118,750	237,500	356,250	—	—	—	—	—
Preston Moore
RSUs	2/17/2023(2)	—	—	—	—	—	—	2,396	94,977
PSUs	2/17/2023(3)	—	—	—	1,198	2,396	3,594	—	94,977
STIP		95,000	190,000	285,000	—	—	—	—	—

(1)	The amounts are disclosed as the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded, which was the assumed probable outcome on the grant date.

(2)	RSU awards vest annually in 33.3% increments with the final tranche vesting on February 17, 2026.

(3)	PSU awards are scheduled to vest on February 17, 2026, and the number of shares that vests depends on actual performance during the three- year performance period. NEOs will earn 150% of the target number of shares if the actual performance is at or above 115.0% of the target, 100% of the target number of shares will be earned if the actual performance is at 100% of the target, 50% of the target number of shares will be earned if the actual performance is at 85% of the target and no shares will be earned if the achievement is below 85% of the target.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs at December 31, 2023. All of the RSAs, RSUs and PSUs shown in the table below were granted under the 2012 Plan. None of the NEOs hold any stock options.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stocks That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stocks That Have Not Vested ($)(1)
Drake Mills	8/20/2021(3)	4,126	146,762	—	—
	2/18/2022(4)	—	—	3,112	110,694
	2/18/2022(5)	—	—	2,333	82,985
	12/13/2022(6)	129,736	4,614,710	—	—
	12/13/2022(7)	129,735	4,614,674	—	—
	2/17/2023(8)	—	—	5,271	187,489
	2/17/2023(9)	—	—	2,635	93,727

William Wallace, IV	8/19/2022(10)	8,904	316,715	—	—
	2/17/2023(8)	—	—	2,396	85,226
	2/17/2023(9)	—	—	1,198	42,613

M. Lance Hall	8/20/2021(3)	2,063	73,381	—	—
	2/18/2022(4)	—	—	1,862	66,231
	2/18/2022(5)	—	—	1,396	49,656
	2/17/2023(8)	—	—	3,784	134,597
	2/17/2023(9)	—	—	1,892	67,298

Derek McGee	2/18/2022(4)	—	—	1,674	59,544
	2/18/2022(5)	—	—	1,256	44,676
	2/18/2022(11)	8,935	317,818	—	—
	2/17/2023(8)	—	—	2,995	106,532
	2/17/2023(9)	—	—	1,497	53,248

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Preston Moore	2/18/2022(4)	—	—	1,172	41,688
	2/18/2022(5)	—	—	879	31,266
	2/17/2023(8)	—	—	2,396	85,226
	2/17/2023(9)	—	—	1,198	42,613

(1)	Market value is determined by multiplying the closing market price of our common stock on December 31, 2023, by the number of shares or units that have not vested.

(2)	PSUs in the table above are shown at the threshold for both the ROAA performance group and the ROAE performance group.

(3)	RSU awards that vest annually in 33.3% increments with the final tranche vesting on August 20, 2024.

(4)	RSU awards that vest annually in 33.3% increments with the final tranche vesting on February 18, 2025.

(5)	PSU awards are scheduled to vest on February 18, 2025. The number of shares that may vest depends on actual performance during the three-year performance period. NEOs may earn up to 150% of the target number of shares if the actual performance is at or above 115.0% of the target, 100% of the target number of shares will be earned if the actual performance is at 100% of the target, 50% of the target number of shares will be earned if the actual performance is at 85% of the target and no shares will be earned if the achievement is below 85% of the target.

(6)	The RSU component of the CEO One-Time Award vests 20% on each of the third, fourth, fifth, sixth and seventh anniversaries of the grant date, starting with the first vest date of December 13, 2025.

(7)	PSU component of the CEO One-Time Award vests based on achievement of five pre-established stock price hurdles during a seven-year performance period beginning on December 13, 2022. Each of the five tranches of PSUs will vest on the later of the date that the applicable stock price hurdle is achieved or the third, fourth, fifth, sixth and seventh anniversaries of the grant date.

(8)	RSU awards that vest annually in 33.3% increments with the final tranche vesting on February 17, 2026.

(9)	PSU awards are scheduled to vest on February 17, 2026. The number of shares that may vest depends on actual performance during the three-year performance period. NEOs may earn up to 150% of the target number of shares if the actual performance is at or above 115% of the target, 100% of the target number of shares will be earned if the actual performance is at 100% of the target, 50% of the target number of shares will be earned if the actual performance is at 85% of the target and no shares will be earned if the achievement is below 85% of the target.

(10)	RSU awards that vest annually in 20% increments with the final tranche vesting on August 18, 2027.

(11)	RSU awards that vest annually in 20% increments with the final tranche vesting on February 18, 2027.

2023 Option Exercises and Stock Vested

The following table summarizes the stock awards that vested during 2023 for the NEOs. There were no stock options vested, exercised or awarded during the fiscal year ended December 31, 2023, for any of the NEOs. The amounts reflected below show the number of shares acquired at the time of vesting. The amounts reported as value realized on vesting are shown on a before-tax basis.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Drake Mills	11,170	360,501
William Wallace, IV	2,225	69,020
M. Lance Hall	4,909	160,505
Derek McGee	3,071	121,734
Preston Moore	586	23,229

(1)	Value is determined by multiplying the closing market price on the date of vest by the number of shares acquired upon vesting.

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Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement

The SERP is limited to eligible executive employees as determined by our Board. The intent of the Company is to assist NEOs with meeting retirement needs while providing an overall total compensation and benefits package that aligns pay with performance and is competitive in the market. The terms “Cause,” “Good Reason,” “CIC,” “Separation from Service” and “Accrued Liability Retirement Balance” are defined in the respective employment agreements with each NEO. Messrs. McGee, Moore and Wallace do not have either a SERP or an ESIA.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value(1) of Accumulated Benefit at 12/31/2023 ($)	Payments During Last Fiscal Year ($)
Drake Mills(2)	SERP	22	3,795,727	—
M. Lance Hall(3)	SERP	21	991,566	—
M. Lance Hall(4)	ESIA	4	212,998	—

(1)	Please see Note 14 - Employee Benefit Plans in the Notes to the Consolidated Financial Statements in the 2023 Annual Report on Form 10-K for more information.

(2)	The present value of accumulated benefit for Mr. Mills is calculated using annual installments of $264,040 in the first year after retirement, with an annual 1.5% cost of living adjustment (“COLA”) increase, based upon the MP-2015 mortality tables, and paid until death.

(3)	The present value of accumulated benefit for Mr. Hall is calculated using annual installments of 118,939 in the first year after retirement, with an annual 1.5% COLA increase, based upon the MP-2015 mortality tables, and paid until death.

(4)	The present value of accumulated benefit is calculated at December 31, 2023, based on 10% of Mr. Hall’s salary at distribution age (60) using a 4.5% discount rate and is payable over six years. For purposes of the present value calculation, the salary at December 31, 2023, was used.

Mr. Mills’ SERP, the Amended and Restated Executive Salary Continuation Plan, effective May 1, 2008, provides for certain benefits in connection with his retirement or a CIC. Upon attainment of his retirement date, which is the later of the date when he attains the age of 65 or his separation from service, Mr. Mills will receive an annual benefit of $264,040 that will increase by 1.5% each year, paid in equal installments until Mr. Mills’ death. Subject to the terms of the plan, if Mr. Mills dies, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Mills’ employment terminates voluntarily or without Cause prior to the age of 65, Mr. Mills will receive, over three annual installments, an amount equal to the balance, on the date of his termination, of the Accrued Liability Retirement Balance. In the event Mr. Mills becomes disabled prior to retirement, he will receive all of his Accrued Liability Retirement Balance in a lump sum thirty days following his disability. Upon a CIC, Mr. Mills will receive such benefit as if he had been continuously employed and retired at the age of 65 and payments will commence on the first day of the month following the date Mr. Mills turns 65. If Mr. Mills is terminated for Cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan and the plan will terminate.

Mr. Hall’s Section §409A Amended & Restated Executive Salary Continuation Agreement, effective January 1, 2005, will pay, upon Mr. Hall’s retirement on or after he attains the of age 65 (“Hall Retirement Date”), an annual benefit of 118,939 that will increase by 1.5% each year, paid in equal installments until Mr. Hall’s death. If Mr. Hall dies while actively employed by the Bank or prior to the Hall Retirement Date, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance

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compensation over 15 annual installments, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. Upon a CIC, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65. If Mr. Hall is terminated for Cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan.

The Company entered into an Executive Supplemental Income Agreement with Mr. Hall, effective October 29, 2019, which provides for an annual amount equal to ten percent of Mr. Hall’s annualized base salary, beginning at the age of 60. The annual payments will begin within thirty days following Mr. Hall attaining the age of 60 and continue annually for six years. If Mr. Hall dies before 60, he will not receive any benefit, but if he dies after attaining the age of 60, any remaining payments will be paid to his beneficiary. If Mr. Hall is terminated involuntarily without Cause or experiences a Separation from Service for Good Reason or becomes disabled, he will receive 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability. If Mr. Hall experiences a voluntary Separation from Service, he will receive the vested benefit of the Accrued Liability Retirement Balance as of the effective date of termination. Mr. Hall’s interest, prior to turning 60, shall vest based on each fully completed year of service after the effective date of the ESIA during which he is employed full- time with the sixth year of vesting being the first year in which Mr. Hall’s interest will become partially vested. If Mr. Hall experiences an involuntary Separation from Service within 24 months following a CIC, other than for Cause, he will be paid the present value of the benefit provided under the plan in one lump payment within thirty days following his termination. In certain limited circumstances, Mr. Hall may be permitted to draw on his benefit early.

Bank-Owned Life Insurance Plans

The Company has purchased Bank-owned life insurance (“BOLI”) on the life of certain NEOs and has entered into split dollar life insurance agreements that provide a life insurance benefit to the NEO’s designated beneficiary as described in the paragraphs below. Messrs. McGee, Moore and Wallace do not have split dollar life insurance agreements.

Name	Agreement Effective Date	Death Benefit Payable to Beneficiary at December 31, 2023 ($)
Drake Mills	2/7/2001	203,163
Drake Mills	5/1/2008	1,367,455
Drake Mills	2/27/2020(1)	1,500,000

M. Lance Hall	7/23/2002	391,221
M. Lance Hall	10/29/2019	322,710

(1)	On February 27, 2020, the Bank entered into an Amended and Restated Endorsement Split Dollar Life Insurance Agreement that replaced the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The February 27, 2020 restatement was executed to correct the death benefit to a $1,500,000 payment as approved by the Board in 2019.

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Mr. Mills has (i) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective February 7, 2001, with the Bank (the “2001 Agreement”), and (ii) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective May 1, 2008, with the Bank. Under both agreements, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Mills, and his designated beneficiaries will be entitled to 65% of the net-at-risk insurance portion of the proceeds upon his death. Under the 2001 Agreement, upon a Change of Control, if Mr. Mills is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the 2001 Agreement as if he had died while employed by the Bank. On February 27, 2020, the Bank entered into an Amended and Restated Endorsement Split Dollar Life Insurance Agreement with Mr. Mills (the “2020 Agreement”) that amended and restated the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The 2020 Agreement provides, upon Mr. Mills’ death, Mr. Mills’ beneficiary will be entitled to insurance proceeds of $1,500,000 unless (i) Mr. Mills is terminated for Cause or (ii) Mr. Mills is subject to a final removal or prohibition order issued by an appropriate federal banking agency of the Federal Deposit Insurance Act. The Bank owns the policy and will be the beneficiary of any remaining death proceeds after Mr. Mills’ interest is determined. No benefit will be paid under the 2020 Agreement if (i) Mr. Mills commits suicide or (ii) if the insurance company denies coverage in certain instances.

Mr. Hall has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective July 23, 2002, as amended, with the Bank. Under the agreement, the Bank has agreed to pay the premiums under a life insurance policy issued with respect to Mr. Hall and Mr. Hall’s designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. In the event of Mr. Hall’s death or disability during employment with the Bank, his designated beneficiaries will be entitled to 80% of net-at-risk insurance portion of proceeds. Upon a CIC, if Mr. Hall is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the agreement as if he had died while employed by the Bank.

On October 29, 2019, the Company entered into a second Endorsement Split Dollar Life Insurance Agreement with Mr. Hall that provides additional key man coverage for the Company and a life insurance benefit to Mr. Hall’s designated beneficiary. Under this agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefits Mr. Hall would have received under his ESIA or (ii)  one hundred percent (100%) of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Hall’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. Mr. Hall’s beneficiaries will not be entitled to any payments under the Endorsement Split Dollar Life Insurance Agreement if his employment is voluntarily or involuntarily terminated or if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.

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Employment Arrangements, CIC Agreements, and Potential Payments Upon Termination or CIC

Below are summaries of certain arrangements between the NEOs, the Company and/or Origin Bank. These summaries do not include all of the provisions of the employment or CIC agreements with each NEO, and this section is qualified in its entirety by reference to the full employment or CIC agreements which can be accessed through links in the exhibit index to the Company’s Form 10-K for the fiscal year ended December 31, 2023. The terms “Cause,” “Good Reason,” and “CIC,” are defined in the respective employment agreements with each NEO.

DRAKE MILLS

On February 27, 2020, the Company entered into a restated employment agreement with Drake Mills. The agreement provides for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under his employment agreement, Mr. Mills is entitled to a base salary of $835,800, which the Board can adjust, and an annual bonus the criteria of which is determined by the Board.

In addition to a base salary and bonus, Mr. Mills is eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business-related travel expenses.

Mr. Mills’ employment agreement includes indefinite obligations of confidentiality and non- disparagement, and a prohibition, subject to certain geographic limitations, on soliciting Company customers or employees for two years after termination of his employment.

Under the restated employment agreement, upon termination of employment for any reason other than Cause, Mr. Mills will be paid a prorated bonus based on his actual performance for the year.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination does not occur within 24 months following a CIC, then, subject to Mr. Mills entry into a valid release of claims in favor of the Company, Mr. Mills will be entitled to receive two times the sum of (i) his then-current base salary, and (ii) the average STIP bonus paid during the last three years immediately preceding termination, to be paid in equal monthly installments over the 24 months following termination. The Company will also pay the cost of Mr. Mills’ premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to 24 months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Mills in an amount equal to the premium payments.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination occurs within 24 months following a CIC, then, subject to a valid release of claims in favor of the Company, Mr. Mills will be entitled to the sum of (i) three times his then-current base salary, and (ii) three times the average STIP bonus paid to him in the three calendar years immediately preceding the CIC, with such total amount reduced pro-rata for each full month that has elapsed between the CIC and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain exceptions. The Company will also pay the cost of COBRA premium- payments for a maximum of 18 months.

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WILLIAM WALLACE, IV

Mr. Wallace entered into a CIC Agreement with the Company and the Bank on July 27, 2022, effective August 8, 2022. The CIC Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Wallace is terminated in the two years after a CIC or the earlier of (i) the date negotiations commence leading to the consummation of a CIC and (ii) six months prior to the effective date of a CIC other than for Cause or for Good Reason, then Mr. Wallace will be entitled to severance benefits. Those severance benefits will consist of (i) a lump sum cash payment of two times Mr. Wallace’s then-current base salary, and (ii) a lump sum cash payment of two times the average STIP bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination. The CIC benefits will be paid no later than the 60th day following the later of (i) the termination of service and (ii) the Closing Date. Under the terms of the CIC Agreement, Mr. Wallace may not, for a period of one year following a CIC, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

M. LANCE HALL

On February 27, 2020, the Company entered into a restated employment agreement with M. Lance Hall for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under the employment agreement, Mr. Hall is entitled to a base salary of not less than $500,000, which the Board can adjust, and an annual bonus the criteria of which is determined by the Board. Mr. Hall’s current base salary is $600,000.

Mr. Hall is also eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business- related travel expenses.

Under the terms of the restated employment agreement, Mr. Hall is subject to indefinite obligations of confidentiality and non-disparagement, and is prohibited, subject to certain geographic limitations, from soliciting Company customers or employees for two years after termination of employment.

Upon termination of employment for any reason other than Cause, Mr. Hall will be paid a prorated bonus based on his actual performance for the year.

If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination does not occur within 24 months following a CIC, then, subject to Mr. Hall’s entry into a valid release of claims in favor of the Company, Mr. Hall will be entitled to receive two times the sum of (i) his then-current base salary, and (ii) the average STIP bonus he received in the three calendar years immediately preceding termination, to be paid in equal monthly installments over the 24 months following termination. The Company will also pay the cost of Mr. Hall’s premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to 24 months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Hall in an amount equal to the premium payments.

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If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination occurs within 24 months following a CIC, then, subject to a valid release of claims in favor of the Company, Mr. Hall will be entitled to the sum of (i) three times his then-current base salary, and (ii) three times the average STIP bonus paid to him in the three calendar years immediately preceding the CIC, with such total amount reduced pro-rata for each full month that has elapsed between the CIC and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain limited exceptions. The Company will also pay the cost of COBRA premium-payments for a maximum of 18 months.

DEREK MCGEE

Mr. McGee entered into a CIC Agreement with the Bank on February 22, 2022. The CIC Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. McGee is terminated in the two years after a CIC or the earlier of (i) the date negotiations commence leading to the consummation of a CIC and (ii) six months prior to the effective date of a CIC other than for Cause or for Good Reason, then Mr. McGee will be entitled to severance benefits. Those severance benefits will consist of (i) a lump sum cash payment of two times Mr. McGee’s then-current base salary, and (ii) a lump sum cash payment of two times the average STIP bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination. The CIC benefits will be paid no later than the sixtieth day following the later of (i) the termination of service and (ii) the Closing Date. Under the terms of the CIC Agreement, Mr. McGee may not, for a period of one year following a CIC, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

PRESTON MOORE

Mr. Moore entered into a CIC agreement with the Company effective March 28, 2018. Following an initial term that ended on March 27, 2021, this agreement automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Moore is terminated in the two years after a CIC or the earlier of (i) the date negotiations commence leading to the consummation of a CIC and (ii) six months prior to the effective date of a CIC other than for Cause or for Good Reason, then Mr. Moore will be entitled to severance benefits. Those severance benefits will consist of (i) a lump sum cash payment of two times Mr. Moore’s then-current base salary, (ii) a lump sum cash payment of two times the average STIP bonus paid to him within the three calendar years immediately preceding his termination, and (iii) any equity-type award under any plan or arrangement becoming fully vested and exercisable. The CIC benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a CIC. Under the terms of the CIC Agreement, Mr. Moore may not, for a period of nine months following a CIC, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

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Potential Payments Upon Termination or CIC

The table below shows the estimated amounts that could have been paid to each NEO in 2023 under his respective agreement (or agreements) and any applicable benefit plans in the event each NEO was terminated in certain instances. The following information is based on the executive’s base salary compensation at December 31, 2023, and 2023 bonuses which were paid in early 2024, and assumes the triggering event occurred on December 31, 2023. Capitalized terms used in this section have the meanings ascribed to them in the respective executive’s agreements.

Drake Mills	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	CIC ($)	Retirement ($)
Employment Agreement	—	2,688,010(1)	408,158(2)	408,158(2)	4,032,015(3)	408,158(2)
Benefits Payable under SERP	—	3,679,617(4)	3,679,617(4)	3,679,617(4)	6,105,573(5)	6,105,573(5)
Split Dollar Life Insurance 02/07/2001(6)	—	—	203,163	—	—	—
Split Dollar Life Insurance 05/01/2008(7)	—	—	1,367,455	—	—	—
Split Dollar Life Insurance 10/29/2019(8)	—	—	1,500,000	—	—	—
Company Paid Life Insurance(9)	—	—	500,000	—	—	—
Continuing Medical Coverage(10)	—	17,780	—	—	13,335	—
RSU/PSU Accelerated Vesting(11)	—	4,772,229(12)	5,217,174	5,217,174	5,413,149	5,217,174
Accrued PTO(13)	128,552	128,552	128,552	128,552	128,552	128,552
Totals	128,552	11,286,188	13,004,119	9,433,501	15,692,624	11,859,457

(1)	Upon termination of employment without Cause or for Good Reason that does not occur within 24 months following a CIC (such 24-month period referred to in these footnotes as the (“CIC Protection Period”), Mr. Mills will be paid two times the sum of (i) his then current base salary and, (ii) the average STIP bonus compensation paid during the last three years preceding his date of termination.

(2)	Upon termination of employment for death, disability or retirement, Mr. Mills will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Mills for 2023.

(3)	Upon termination of employment without Cause or for Good Reason within the CIC Protection Period, Mr. Mills will be paid the sum of (i) three times his then current base salary, and (ii) three times the average STIP bonus paid during the last three years preceding his date of termination.

(4)	Amounts are equal to the Accrued Liability Retirement Balance at December 31, 2023. Under Mr. Mills’ SERP, upon termination without Cause or voluntary termination, he would receive the balance of his Accrued Liability Retirement Balance paid out in three annual installments of $1,226,539. Upon Mr. Mills’ death, his beneficiaries would receive a lump sum payment equal to the Accrued Liability Retirement Balance within 60 days of death. Upon disability, he would receive a lump sum payment of the Accrued Liability Retirement Balance within 30 days following disability.

(5)	Upon a Separation from Service after the age of 65 or a CIC, Mr. Mills will receive $264,040 in annual installments beginning on the first day of the month following Mr. Mills’ Separation from Service following the age of 65 until death. This amount is calculated using projected death at age 85 with an annual 1.5% COLA increase.

(6)	Split dollar life insurance dated February 7, 2001, provides for a $203,163 death benefit at December 31, 2023, equal to 65% of the net-at- risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for Cause.

(7)	Split dollar life insurance dated May 1, 2008, provides for a $1,367,455 death benefit payment to Mr. Mills’ beneficiaries. This is the amount equal to 65% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for Cause.

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(8)	On February 27, 2020, the Bank entered into the 2020 Agreement that amended and restated the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. Prior to the amendment and restatement, the agreement provided for a formulaic death benefit. The 2020 agreement provided for a $1,500,000 death benefit payment as approved by the Board in 2019. This benefit is retained under each circumstance listed in the table above except for termination for Cause.

(9)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000.

(10)	Mr. Mills’ employment agreement provides that If Mr. Mills is terminated without Cause or resigns for Good Reason, he will be entitled to continuation of Employer’s current medical hospitalization insurance program and the Company will pay up to two years of all COBRA premiums or cash equivalent. The agreement also provides for payment of COBRA premiums for a period of up to 18 months in the case of termination without Cause or for Good Reason following a CIC.

(11)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, except for the PSU component of the CEO One-Time award, the Acceleration Percentage is measured by the percentage of time elapsed from grant date to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2023, times the applicable Acceleration Percentage times the share price of $35.57 at December 31, 2023. At December 31, 2023, the average threshold performance goal was not met for either the ROAA or ROAE performance group goals, therefore, the actual payout percentage is 0% for PSUs granted on February 18, 2022 and February 17, 2023. In the case of a qualified termination, death or disability, the CEO One-Time PSUs, are eligible to vest based on achievement of the stock price hurdles during the performance period. At December 31, 2023, the stock price hurdles have not yet been met and therefore the PSU component of the CEO One-Time Award granted on December 13, 2022, is measured at 0% achievement.

(12)	Accelerated vesting is provided in the event of termination other than termination for cause on Mr. Mills’ One-Time RSUs granted on December 13, 2022.

(13)	Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off (“PTO”). The PTO amount above is based on 2023 accrued and unused PTO hours at December 31, 2023, times Mr. Mills’ hourly rate.

William Wallace, IV	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	CIC ($)	Retirement ($)
CIC Agreement(1)	—	—	—	—	1,220,503	—
Company Paid Life Insurance(2)	—	—	500,000	—	—	—
STIP(3)	—	—	175,358	175,358	—	175,358
RSU/PSU Accelerated Vesting(4)	—	24,673	426,614	426,614	487,167	426,614
Accrued PTO(5)	60,288	60,288	60,288	60,288	60,288	60,288
Totals	60,288	84,961	1,162,260	662,260	1,767,958	662,260

(1)	Mr. Wallace’s CIC Agreement provides that if he is terminated without Cause or for Good Reason within two years following a CIC, Mr. Wallace would be paid two times the sum of (i) his then current base salary and (ii) the average STIP bonus paid to him in the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000.

(3)	Upon termination of employment for death, disability or retirement, Mr. Wallace will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Wallace for 2023.

(4)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from grant date to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2023, times the applicable

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Acceleration Percentage times the share price of $35.57 at December 31, 2023. At December 31, 2023, the average threshold performance goal was not met for either the ROAA or ROAE performance group goals, therefore, the actual payout percentage is 0% for PSUs granted on February 18, 2022 and February 17, 2023.

(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2023 accrued and unused PTO hours at December 31, 2023, times the executive’s hourly rate.

M. Lance Hall	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	CIC ($)	Retirement ($)
Employment Agreement	—	1,810,005(1)	278,006(2)	278,006(2)	2,715,007(3)	278,006(2)
Benefits Payable under SERP 01/01/2004	—	811,875(4)	574,050(5)	—	2,910,499(6)	2,910,499(6)
Benefits Payable under ESIA 10/29/2019	—	68,065(7)	—	68,065(7)	201,030(8)	360,000(9)
Split Dollar Life Insurance 07/23/2002(10)	—	—	391,221	—	—	—
Split Dollar Life Insurance 10/29/2019(11)	—	—	322,710	—	—	—
Company Paid Life Insurance(12)	—	—	500,000	—	—	—
Continuing Medical Coverage(13)	—	51,561	—	—	38,671	—
RSU/PSU Accelerated Vesting(14)	—	100,729	374,938	374,938	508,117	374,938
Accrued PTO(15)	77,285	77,285	77,285	77,285	77,285	77,285
Totals	77,285	2,919,520	2,518,210	798,294	6,450,609	4,000,728

(1)	Upon termination of employment without Cause or for Good Reason outside of a CIC Protection Period, Mr. Hall will be paid two times the sum of (i) his then current base salary, and (ii) the average STIP bonus paid during the last three years preceding his date of termination.

(2)	Upon termination of employment for death, disability or retirement, Mr. Hall will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Hall for 2023.

(3)	Upon termination of employment without Cause or for Good Reason within a CIC Protection Period, Mr. Hall will be paid the sum of (i) three times his then current base salary, and (ii) three times the average STIP bonus paid during the last three years preceding his date of termination.

(4)	Amounts are equal to the Accrued Liability Retirement Balance at December 31, 2023, for Mr. Hall. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments starting on the date he turns 65, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. The number reported for the payment upon termination without Cause excludes interest that would be payable when payments begin being made when Mr. Hall turns 65.

(5)	This value represents the value of the death benefit at December 31, 2023, payable to Mr. Hall’s beneficiary in a lump sum on the 1st day of the month after death.

(6)	Mr. Hall’s SERP will pay, upon Mr. Hall’s retirement at age 65, an annual benefit of $118,939 that includes an annual 1.5% COLA increase, paid in equal installments until Mr. Hall’s death. Upon a CIC, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65. The projected total retirement benefit of $2,910,499 assumes death at age 86 based on the MP-2015 Mortality table.

(7)	Represents 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability of Mr. Hall, which we assumed to be December 31, 2023.

(8)	Represents the present value of the benefits provided under the ESIA at December 31, 2023, in the event that Mr. Hall is involuntarily separated from service following a CIC, other than for Cause, using a 4.5% discount rate.

(9)	Mr. Hall has an ESIA, effective October 29, 2019, that provides for, beginning at the age of 60 and irrespective of whether Mr. Hall retires, an annual amount equal to ten percent of Mr. Hall’s annualized base salary for the calendar year in which Mr. Hall attains the age of 60. The annual payments will begin within thirty days following Mr. Hall turning 60 and continue annually for six years. For purposes of estimating the payment amount, we assumed that Mr. Hall retired and turned 60 on December 31, 2023.

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(10)	Represents 80% of the net-at-risk insurance portion of the proceeds at December 31, 2023. The net-at-risk insurance portion is the total proceeds less the cash value of the policy, which will be paid in a lump sum upon Mr. Hall’s death.

(11)	Under the 2019 Endorsement Split Dollar Life Insurance Agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefit Mr. Hall would have received under his ESIA or (ii) the proceeds from his life insurance policy, excluding the greater of the cash surrender value or the aggregate premiums paid by the Bank. The Present Value is the lesser amount and was calculated using a 4.5% discount rate and a benefit based on his current salary at December 31, 2023.

(12)	All eligible company employees are provided with a life insurance benefit of two times their annual salary up to a maximum of $500,000.

(13)	Mr. Hall’s employment agreement provides he receive or have paid on his behalf for a period of up to 18 months following his termination without Cause or resignation for Good Reason in the CIC Protection Period, all COBRA premiums for continuation of Employer’s current medical hospitalization insurance program. If Mr. Hall is terminated without Cause or resigns for Good Reason outside of the CIC Protection Period, he will be entitled to two years of COBRA premiums until he secures alternative health benefits from a new employer or COBRA coverage terminates.

(14)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from grant date to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2023, times the applicable Acceleration Percentage times the share price of $35.57 at December 31, 2023. At December 31, 2023, the average threshold performance goal was not met for either the ROAA or ROAE performance group goals, therefore, the actual payout percentage is 0% for PSUs granted on February 18, 2022 and February 17, 2023.

(15)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2023 accrued and unused PTO hours at December 31, 2023, times Mr. Hall’s hourly rate.

Derek McGee	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	CIC ($)	Retirement ($)
CIC Agreement(1)	—	—	—	—	1,465,022	—
Company Paid Life Insurance(2)	—	—	500,000	—	—	—
STIP(3)		—	220,682	220,682	—	220,682
RSU/PSU Accelerated Vesting(4)	—	86,410	570,304	570,304	679,778	570,304
Accrued PTO(5)	33,798	33,798	33,798	33,798	33,798	33,798
Totals	33,798	120,208	1,324,784	824,784	2,178,598	824,784

(1)	Mr. McGee’s CIC Agreement provides that if he is terminated without Cause or for Good Reason within two years following a CIC, Mr. McGee would be paid (i) two times the sum of his then current base salary, and (ii) a lump sum of two times the average STIP bonus paid to him in the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000.

(3)	Upon termination of employment for death, disability or retirement, Mr. McGee will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. McGee for December 31, 2023.

(4)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from grant date to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2023, times the applicable Acceleration Percentage times the share price of $35.57 at December 31, 2023. At December 31, 2023, the average threshold performance goal was not met for either the ROAA or ROAE performance group goals, therefore, the actual payout percentage is 0% for PSUs granted on February 18, 2022 and February 17, 2023.

(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2023 accrued and unused PTO hours at December 31, 2023, times the executive’s hourly rate.

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Preston Moore	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	CIC ($)	Retirement ($)
CIC Agreement(1)	—	—	—	—	1,340,721	—
Company Paid Life Insurance(2)	—	—	500,000	—	—	—
STIP(3)			176,071	176,071	—	176,071
RSU/PSU Accelerated Vesting(4)	—	63,562	190,476	190,476	274,672	190,476
Accrued PTO(5)	67,614	67,614	67,614	67,614	67,614	67,614
Totals	67,614	131,176	934,161	434,161	1,683,007	434,161

(1)	Mr. Moore’s CIC Agreement provides that if he is terminated without Cause or for Good Reason within two years following a CIC, Mr. Moore would be paid two times the sum of (i) his then current base salary, and (ii) the average STIP bonus paid to him in the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000.

(3)	Upon termination of employment for death, disability or retirement, Mr. Moore will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Moore for December 31, 2023.

(4)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from grant date to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2023, times the applicable Acceleration Percentage times the share price of $35.57 at December 31, 2023. At December 31, 2023, the average threshold performance goal was not met for either the ROAA or ROAE performance group goals, therefore, the actual payout percentage is 0% for PSUs granted on February 18, 2022 and February 17, 2023.

(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2023 accrued and unused PTO hours at December 31, 2023, times the executive’s hourly rate.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following disclosure of the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee, other than our PEO.

Median employee total annual compensation (other than the PEO)	$ 70,610
Total annual compensation of Drake Mills, our PEO	1,722,491
Ratio of PEO to median employee compensation	24:1

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Applicable rules and guidance provide flexibility in how companies identify the median employee and other companies may use different methodologies or make different assumptions.

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We took the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and PEO:

•	The median employee was identified for 2023 based on the employee population of 1,052 on December 31, 2023, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.

•	To find the median of the annual total compensation of all our employees (other than our PEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2023. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2023, but who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•	We identified our 2023 median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our PEO.

•	We calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, Employee 401(k) employer contributions and any applicable perquisites earned or paid in 2023 in the same manner as we calculated the total annual compensation of our PEO for purposes of the Summary Compensation Table.

•	With respect to the annual total compensation of our PEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table.

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Pay Versus Performance (“PVP”)

As determined under the SEC rules, and provided in the table below, the Company must describe the relationship between the “compensation actually paid” to our CEO, who is our principal executive officer, as well as the average compensation actually paid to our non-CEO NEOs, and the following key financial metrics for the years ended December 31, 2023, 2022, 2021 and 2020, including:

•	Company Total Shareholder Return (“TSR”);
•	Peer group market capitalization weighted TSR;
•	Company net income; and
•	A Company-selected performance measure that is the most important measure used to link “compensation actually paid” to our CEO and NEOs for 2023, which we determined to be ROAA.

Compensation Actually Paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

The following were the most important financial performance measures, as determined by the Company, that link Compensation Actually Paid with the Company’s performance in the most recently completed fiscal year:

					Value of Initial Fixed $100 Investment(3) based on:
Year	Summary Compensation Table (“SCT”) Total for CEO $	Compensation Actually Paid to CEO(1) $	Average SCT Total Compensation for Non-CEO NEOs $	Average Compensation Actually Paid to Non-CEO NEOs(2) $	TSR For OBK $	TSR For Peer Group $	Net Income $	ROAA %
2023	1,722,491	1,107,614	976,775	799,804	99.86	108.99	83,800,000	0.84
2022	10,218,272	10,110,197	1,168,452	1,084,150	101.09	111.12	87,715,000	1.01
2021	2,079,384	5,251,965	780,066	850,215	116.60	121.03	108,546,000	1.45
2020	1,563,690	(167,745)	695,203	674,913	74.53	89.64	36,357,000	0.56

(1)	Drake Mills served as CEO & President of Origin Bancorp, Inc. for each of the years presented in the table.

(2)	The NEOs for each of the years presented in the table were as follows: for 2023, William Wallace, IV, M. Lance Hall, Derek McGee and Preston Moore; for 2022, William Wallace, IV, M. Lance Hall, Stephen Brolly, Derek McGee and Preston Moore; for 2021, Stephen Brolly, M. Lance Hall, Jim Crotwell and Preston Moore; for 2020, Stephen Brolly, M. Lance Hall, Cary Davis and Preston Moore;

(3)	Cumulative TSR assumes an initial investment of $100 at the market close on December 31, 2019, in OBK common stock and in the common stock of companies within our peer group. TSR for OBK stock was (25.47)% in 2020, 56.45% in 2021, (13.30)% in 2022 and (1.22)% in 2023, for a cumulative four-year TSR of (0.14)%. A $100 investment in OBK stock on December 31, 2019, would be valued at $99.86 at December 31, 2023, which slightly underperformed our peers as measured by the Nasdaq OMX ABA Community Bank. The peer group used for this purpose is the Nasdaq OMX ABA Community Bank.

For each of the years presented in the PVP table, Compensation Actually Paid to Mr. Mills was calculated in accordance with SEC regulations. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Mills during the applicable year. To calculate Compensation Actually Paid for Mr. Mills, the following amounts were deducted from or added to the SCT total compensation:

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EXECUTIVE COMPENSATION

	2023	2022	2021	2020
Total Compensation in SCT	$ 1,722,491	$10,218,272	$2,079,384	$1,563,690
Minus: change in the actuarial present values reported under column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of SCT	—	(126,437)	(122,705)	(119,082)
Plus: service cost for pension plans	173,663	197,558	191,728	186,065
Minus: stock awards reported in SCT	(417,884)	(8,642,860)	(500,031)	—
Plus: fair value(1) at fiscal year-end of unvested stock awards granted during covered fiscal year	187,489	8,533,441	531,221	—
Plus/Minus: change in fair value(2) at fiscal year-end of unvested stock awards granted in any prior fiscal year	(526,929)	(85,469)	166,302	(165,803)
Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(49,438)	4,175	101,912	(67,338)
Plus/Minus: change in fair value at fiscal year-end of unexercised stock options granted in any prior fiscal year(3)	—	—	—	(1,568,350)
Plus/Minus: change in fair value at exercising date of stock options granted in any prior fiscal year	—	—	2,798,556	—
Plus: dividends paid on stock awards not included in total compensation	18,222	11,517	5,598	3,073
Compensation Actually Paid	$ 1,107,614	$10,110,197	$5,251,965	$(167,745)

(1)	We measure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested. We measure the fair value of the PSUs awarded under the LTIP, which are subject to performance conditions as dictated by the award agreements, based on actual performance at fiscal year end. We measure the fair value of the 129,735 CEO One-Time PSU Award granted on December 13, 2022, using a Monte-Carlo Simulation valuation performed at each fiscal year end.

(2)	We remeasure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested minus the prior fiscal year end fair value of identical awards. We remeasure the fair value of the PSUs awarded, but not yet vested, under the LTIP based on actual performance attained at each fiscal year end minus the fair value of identical awards at the prior fiscal year end. At December 31, 2023, the average threshold performance goal was not met for either the ROAA or ROAE performance group goals, therefore, the actual payout percentage is 0% for PSUs granted on February 18, 2022 and February 17, 2023. At December 31, 2022, the fair value of the PSU’s granted on February 18, 2022, were zero for the ROAA performance group goals and 89.4% of target for the ROAE performance group goals. We remeasured the fair value of the 129,735 CEO One-Time PSU Award granted on December 13, 2022, using a Monte-Carlo Simulation valuation performed at each fiscal year end. The fair value of the CEO One-Time PSU award at December 31, 2023, was $3,207,049, based on the expected payout resulting from the company’s actual performance and the closing price of company common stock, with the following assumptions: a risk-free interest rate of 3.9%, an expected term of 6 years, and expected volatility of 36.8%. The fair value of the CEO One-Time PSU award at December 31, 2022, was $3,441,610, with the following assumptions: a risk-free interest rate of 3.5%, an expected term of 7 years, and expected volatility of 33%.

(3)	The fair value of the stock options was determined using the Black-Scholes model. The assumptions used in calculating the fair value of the stock options were shown below:

	Options Granted on January 1, 2005		Options Granted on October 1, 2011
	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2020
Stock price	$37.84	$27.77	$37.84	$27.77
Exercise price	8.25	8.25	17.50	17.50
Number of periods to exercise in years	5	4	11	10
Compounded risk-free interest rate	1.68%	0.39%	1.86%	0.93%
Volatility	24.37	43.00	24.37	43.00

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EXECUTIVE COMPENSATION

The average Compensation Actually Paid to the non-CEO NEOs for each of the years presented in the PVP table, was calculated in accordance with SEC regulations. The dollar amounts do not reflect the actual amount of compensation earned by or paid to non-CEO NEOs during the applicable year. To calculate average CAP for non-CEO NEOs, the following amounts were deducted from or added to the SCT total compensation:

	2023	2022	2021	2020
Total Compensation in SCT	$976,775	$1,168,452	$780,066	$695,203
Minus: change in the actuarial present values reported under column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of SCT	—	(37,634)	(19,736)	(27,833)
Plus: service cost for pension plans	11,127	35,192	42,405	58,172
Minus: stock awards reported in SCT	(229,337)	(387,956)	(93,768)	—
Plus: fair value(1) at fiscal year-end of unvested stock awards granted during covered fiscal year	102,895	313,110	99,617	—
Plus/Minus: change in fair value(2) at fiscal year-end of unvested stock awards granted in any prior fiscal year	(59,002)	(8,589)	24,213	(23,914)
Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(5,386)	413	16,603	(27,905)
Plus: dividends paid on stock awards not included in total compensation	2,732	1,162	815	1,190
Compensation actually paid	$799,804	$1,084,150	$850,215	$674,913

(1)	We measure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested. We measure the fair value of the PSUs awarded under the LTIP, which are subject to performance conditions as dictated by the award agreements, based on actual performance at fiscal year end.

(2)	We remeasure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested minus the prior fiscal year end fair value of identical awards. We remeasure the fair value of the PSUs awarded, but not yet vested, under the LTIP based on actual performance attained at each fiscal year end minus the fair value of identical awards at the prior fiscal year end. At December 31, 2023, the average threshold performance goal was not met for either the ROAA or ROAE performance group goals, therefore, the actual payout percentage is 0% for PSUs granted on February 18, 2022 and February 17, 2023. At December 31, 2022, the fair value of the PSU’s granted on February 18, 2022, were zero for the ROAA performance group goals and 89.4% of target for the ROAE performance group goals.

Description of Relationships

The graph below describes the relationship between compensation actually paid to our CEO and to our non-CEO NEOs (as calculated above) and our cumulative TSR for the indicated years. In addition, the graph compares our cumulative TSR and our peer group cumulative TSR for the indicated years. The Cumulative TSR assumes an initial investment of $100 at the market close on December 31, 2019, in OBK common stock and in the common stock of companies within our peer group. TSR for OBK stock was (25.47)% in 2020, 56.45% in 2021, (13.30)% in 2022 and (1.22)% in 2023, for a cumulative four-year TSR of (0.14)%. A $100 investment in OBK stock on December 31, 2019, would be valued at $99.86 at December 31, 2023, which slightly underperformed our peers as measured by the Nasdaq OMX ABA Community Bank.

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EXECUTIVE COMPENSATION

			Value of Initial Fixed $100 Investment based on:
Year	Compensation Actually Paid to CEO $	Average Compensation Actually Paid to Non-CEO NEOs $	TSR For OBK $	TSR For Peer Group $
2023	1,107,614	799,804	99.86	108.99
2022	10,110,197	1,084,150	101.09	111.12
2021	5,251,965	850,215	116.60	121.03
2020	(167,745)	674,913	74.53	89.64

The graph below describes the relationship between compensation actually paid to our CEO and to our Non-CEO NEOs (as calculated above) and our Net Income for the indicated years.

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EXECUTIVE COMPENSATION

Year	Compensation Actually Paid to CEO $	Average Compensation Actually Paid to the Non-CEO NEOs $	Net Income $
2023	1,107,614	799,804	83,800,000
2022	10,110,197	1,084,150	87,715,000
2021	5,251,965	850,215	108,546,000
2020	(167,745)	674,913	36,357,000

The graph below describes the relationship between compensation actually paid to our CEO and to our non-CEO NEOs (as calculated above) and our ROAA for the indicated years.

Year	Compensation Actually Paid to CEO $	Average Compensation Actually Paid to the Non-CEO NEOs $	ROAA %
2023	1,107,614	799,804	0.84
2022	10,110,197	1,084,150	1.01
2021	5,251,965	850,215	1.45
2020	(167,745)	674,913	0.56

Most Important Measures to Determine 2023 Compensation Actually Paid

ROAA
ROAE

Nonperforming asset ratio, as defined in the STIP
Net charge-off ratio, as defined in the STIP

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PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Proposal Snapshot

What am I voting on?

We are asking our stockholders to approve the Origin Bancorp, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) to replace the Origin Bancorp, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Plan”). The 2012 Plan is the only plan under which equity-based compensation may currently be awarded to our executive officers and other employees, as well as our non-employee directors. As of February 23, 2024, there were 24,604 shares of our common stock remaining available for the grant of equity awards under the 2012 Plan. In order to enable us to continue to offer meaningful equity-based incentives to our employees, officers, directors and consultants, our Board believes that it is both necessary and appropriate to adopt a new plan pursuant to which we can grant equity-based incentives to our employees, officers, directors and consultants. As a result, on March 6, 2024, upon the recommendation of the Compensation Committee, our Board approved and adopted the 2024 Plan, subject to approval by our stockholders at the 2024 Annual Meeting.

If the Omnibus Plan is approved by our stockholders, it will become effective on April 24, 2024, and the maximum number of shares reserved for issuance under the Omnibus Plan will be 675,000. If stockholders approve the Omnibus Plan, no further awards will be granted under the 2012 Plan, and the 2012 Plan will remain in effect only for so long as awards granted thereunder remain outstanding. If the Omnibus Plan is not approved by our stockholders, no awards will be made under the Omnibus Plan, and the 2012 Plan will remain in effect as it existed immediately prior to our 2024 Annual Meeting. However, if the Omnibus Plan is not approved, we will likely not have enough shares to grant equity awards going forward.

Background for the Current Share Reserve Request

In setting the number of proposed shares issuable under the Omnibus Plan, the Compensation Committee and our Board considered a number of factors, including the following (each of which are discussed further below):

•	key data relating to outstanding equity awards and shares available for grant;
•	significant historical award information, reflected through our burn rate; and
•	future share needs.

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Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2012 Plan as of February 23, 2024, (and without giving effect to approval of the Omnibus Plan under this Proposal):

Total shares underlying outstanding stock options	—
Total shares underlying outstanding unvested time-based full value awards	316,470
Total shares underlying outstanding unvested performance-based full value awards(1)	231,896
Total shares underlying all outstanding awards(1)	548,366

Weighted average exercise price of outstanding stock options	$—
Weighted average remaining contractual life of outstanding stock options	—

Total shares currently available for grant of new awards as of February 23, 2024	24,604

Common Stock outstanding as of February 23, 2024	31,008,656
Market price of Common Stock as of February 23, 2024	$29.51

(1)	Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.

Significant Historical Award Information

A common measure of a stock plan’s cost is the “burn rate,” which refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Our adjusted burn rate for the last three years is set forth below, and our average unadjusted burn rate(3) over such three-year period was 0.80% of shares of our common stock outstanding per year.

Historical Unadjusted Burn Rate(1)	2023	2022	2021	3-Year Average
Restricted Stock Award	16,788	12,840	13,460	14,363
Restricted Stock Unit	105,608	222,282	73,977	133,956
Performance Share Unit (at target)	41,178	157,367	—	66,182
Full Value Awards Granted (at target)	163,574	392,489	87,437	214,500
Weighted Average number of Shares Outstanding	30,822,993	26,627,476	23,431,504	26,960,658
Unadjusted Burn Rate(2)	0.53%	1.47%	0.37%	0.80%
(1)	Does not include grants pursuant to the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan.

(2)	Unadjusted burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period, by the total weighted-average number of shares outstanding during the applicable fiscal period. Currently, we assume the PSUs are at target potential. If we assume the PSUs are at maximum potential, the three-year unadjusted burn rate is 0.84%.

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PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Total Potential Dilution / Overhang Percentage. The requested additional 675,000 shares would represent incremental dilution of 2.2% of common shares outstanding as of December 31, 2023. The following table details the number of shares used for the overhang and dilution percentage calculation:

Historical Overhang and Dilution(1)	2023	2022	2021	3-Year Average
Restricted Stock Awards	17,629	27,391	48,048	31,023
Restricted Stock Units	318,168	270,390	73,977	220,845
Performance Share Units (at target)	197,842	157,367	—	118,403
Full Value Awards Outstanding (at target)	533,639	455,148	122,025	370,271
Options Subject to the 2012 Plan	—	—	20,000	6,667
Options Not Subject to the 2012 Plan(2)	353,473	504,437	19,200	292,370
Total Shares Available for Future Grants	33,365	194,020	664,668	297,351
Shares of Common Stock Outstanding	30,986,109	30,746,600	23,746,502	28,493,070
Overhang(3)	2.97%	3.75%	3.48%	3.39%
Dilution(4)	2.86	3.12	0.68	2.35

(1)	Does not include grants pursuant to the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan.

(2)	Options not subject to the 2012 plan include all options granted pursuant to the BT Holding, Inc. 2012 Equity Incentive Plan and options that were granted prior to the 2012 plan. All options are outstanding and exercisable at December 31, 2023.

(3)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year. Currently, we assume the PSUs are at target potential. If we assume the PSUs are at maximum potential, the three-year average overhang is 3.45%.

(4)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs

If the Omnibus Plan is approved by stockholders, the total number of shares available for grant will be 675,000. We expect this amount to last for approximately three years of awards. This estimate is based on our three-year average unadjusted burn rate of 0.80%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our LTI program and forfeitures of outstanding awards. The total overhang resulting from the share request, including awards outstanding under the 2012 Plan, represents approximately 699,604 the shares of our common stock outstanding as of February 23, 2024.

Important Provisions of the Omnibus Plan

The Omnibus Plan contains the following provisions that our Compensation Committee believes are consistent with the interests of stockholders and sound corporate governance practices:

•	No evergreen. The Omnibus Plan does not include an “evergreen” feature pursuant to which the shares available for issuance under the Omnibus Plan can be automatically replenished.

•	No repricing of stock options or SARs. The Omnibus Plan prohibits the repricing of stock options or stock appreciation rights, or SARs, without stockholder approval. This prohibition includes reducing

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the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).
•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

•	No liberal share recycling provisions. The Omnibus Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements. The Omnibus Plan also prohibits “net share counting” upon the exercise of stock options or stock appreciation rights.

•	No liberal change-in-control definition. The change-in-control definition contained in the Omnibus Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•	“Double-trigger” change in control vesting. If awards granted under the Omnibus Plan are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will vest if within two years after the effective date of the change in control, the participant’s employment is terminated without cause or the participant resigns for good reason.

•	Minimum vesting requirements. Except in the case of substitute awards, awards granted under the Omnibus Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the Omnibus Plan.

•	No award may be transferred for value. The Omnibus Plan prohibits the transfer of unexercised or restricted awards to independent third parties for value.

•	No dividends on unearned or unvested awards. The Omnibus Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards.

•	Limit on awards to non-employee directors. The Omnibus Plan places a limit of $300,000 (or $500,000 in the case of a non-employee chairman of our Board or lead director) in the aggregate compensation that may be granted to any non-employee director in any calendar year.

•	Limitation on amendments. No material amendments to the Omnibus Plan can be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the Omnibus Plan, or that would diminish the prohibitions on repricing stock options or SARs.

Summary of Material Terms of the Omnibus Plan

A summary of the material terms of the Omnibus Plan is set forth below. This summary is qualified in its entirety by the full text of the Omnibus Plan, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the Omnibus Plan is to promote our success by linking the personal interests of our employees, officers, consultants, and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance. The Omnibus Plan is also intended to enhance our ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

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PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Administration. The Omnibus Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority to: (i) grant awards; (ii) designate participants; (iii) determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; (iv) establish, adopt or revise any plan, program or policy for the grant of awards as it may deem necessary or advisable, including but not limited to short-term incentive programs; (v)   establish, adopt or revise any rules and regulations as it may deem advisable to administer the Omnibus Plan; and (vi) make all other decisions and determinations that may be required under the Omnibus Plan. Our Board may at any time administer the Omnibus Plan. If it does so, it will have all the powers of our Compensation Committee under the Omnibus Plan.

Eligibility. The Omnibus Plan permits the grant of awards to our employees, officers, non-employee directors and consultants and those of our affiliates. The number of eligible participants in the Omnibus Plan will vary from year to year. As of December 31, 2023, approximately 1,052 employees and 13 non-employees (including our non-employee directors) were eligible to receive awards under the Omnibus Plan.

Permissible Awards. The Omnibus Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be designated under the tax code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•	stock appreciation rights, or SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our Compensation Committee;

•	restricted stock units, or RSUs, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting criteria;

•	deferred stock units, or DSUs, which represent the right granted to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a future time as determined by our Compensation Committee, or as determined by the recipient within guidelines established by our Compensation Committee in the case of voluntary deferral elections;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the Omnibus Plan may be granted in the form of a performance award);

•	other stock-based awards in the discretion of our Compensation Committee; and

•	cash-based awards, including annual incentive awards.

Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs. Any such dividend equivalent rights will either (i) be reinvested in the form of additional shares, which shares will be subject to the same vesting provisions as provided for the host award, or (ii) be credited by the Company to an account for the participant and

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accumulated without interest until the date upon which the host award becomes vested. In no event will dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.

Authorized Shares. Subject to adjustment as provided in the Omnibus Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the Omnibus Plan is 675,000. Shares subject to awards that are canceled, terminated, forfeited, or settled in cash will again be available for awards under the Omnibus Plan. Shares withheld to satisfy exercise prices or tax withholding obligations will not be added back to the pool of shares available for awards under the Omnibus Plan. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Omnibus Plan will be adjusted proportionately, and our Compensation Committee must make such adjustments to the Omnibus Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Minimum Vesting. Except in the case of substitute awards (which are awards granted in substitution for stock and stock-based awards held by employees of another entity who become employees of ours or of our affiliates as a result of a merger, consolidation or acquisition) awards granted under the Omnibus Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the Omnibus Plan.

Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•	the payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and the awards will pay out on a pro rata basis, based on the time elapsed prior to the termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Compensation Committee or our Board:

•	all outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•	the payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the date of the change in control based upon assumed achievement of all relevant performance goals at the “target” level.

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PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•	all of that participant’s outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•	the payout opportunities attainable under all of that participant’s outstanding performance-based awards will be deemed to have been fully earned as of the date of the change in control based upon assumed achievement of all relevant performance goals at the “target” level.

Discretion to Accelerate Awards. The Compensation Committee may in its sole discretion determine that, at any time or for any reason, all or a portion of a participant’s options or SARs will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion, declare.

Certain Transactions. Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions, our Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that our Compensation Committee may permit other transfers (other than transfers for value) where our Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by our Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Termination and Amendment. The Omnibus Plan will terminate on April 24, 2034, the tenth anniversary of the date of our 2024 Annual Meeting, unless earlier terminated by our Board or Compensation Committee. Our Board or Compensation Committee may, at any time and from time to time, terminate or amend the Omnibus Plan, but if an amendment to the Omnibus Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies, or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the Omnibus Plan may adversely affect any award previously granted under the Omnibus Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the antidilution provisions of the Omnibus Plan, the Omnibus Plan may not be amended to directly or indirectly reprice, replace, or repurchase “underwater” options or SARs.

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Our Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders or otherwise permitted by the anti-dilution provisions of the Omnibus Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of our common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Certain Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Omnibus Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the Omnibus Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

2024 Proxy Statement	95

PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

SARs. A participant receiving a SAR under the Omnibus Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises a SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the tax code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of our common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time.

Performance Awards Payable in Cash. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and we will be allowed a corresponding federal income tax deduction at that time.

Section 409A. The Omnibus Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the tax code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the Omnibus Plan are generally exempt from the application of Section 409A of the tax code. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. Our company and any of our affiliates have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Omnibus Plan.

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PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Benefits to Named Executive Officers and Others

As of February 23, 2024, no awards had been granted under the Omnibus Plan. All awards under the Omnibus Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups (other than independent directors) pursuant to the Omnibus Plan in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to securities authorized for issuance under all of our equity compensation plans as of December 31, 2023. The table below does not include any shares that may be issued under the Omnibus Incentive Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(4)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(5)
Equity Compensation Plans Approved by Stockholders(1)	516,010	N/A	961,063
Equity Compensation Plans Not Approved by Stockholders(2)	353,473	31.49	—
Total	869,483		961,063

(1)	Includes the 2012 Plan.
(2)	Includes the BTH 2012 Equity Incentive Plan and 9,600 options that were granted in 2010.
(3)	Amount disclosed under the plans approved by stockholders includes zero shares issuable upon exercise of stock options, 318,168 shares that may be issued upon settlement of restricted stock units, and 197,842 shares that may be issued pursuant to outstanding Performance RSUs, based on certified financial results, where applicable, and otherwise assuming the target award is met.
(4)	The weighted-average exercise price of outstanding options, warrants and rights relates solely to stock options, which are the only currently outstanding exercisable security, and does not relate to restricted stock units that convert to shares of common stock for no consideration.
(5)	Includes (i) 33,365 shares that may be issued pursuant to future awards under the 2012 Plan, all of which may be issued pursuant to grants of full-value stock awards; and (ii) 927,698 shares that may be issued pursuant to future awards under the Employee Stock Purchase Plan, including 56,702 shares subject to purchase during the current purchase period.

2024 Proxy Statement	97

PROPOSAL 2: APPROVE THE ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Vote Required

The approval of the adoption of the Omnibus Plan requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the 2024 Annual Meeting. For purposes of the approval of the Omnibus Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE OMNIBUS PLAN.

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PROPOSAL 3: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

PROPOSAL 3: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Proposal Snapshot

What am I voting on?

Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, the compensation of the NEOs for 2023 as described in the “Compensation Discussion and Analysis” section beginning on page 48 and the “Executive Compensation” section beginning on page 66.

Voting recommendation:

FOR the advisory vote to approve executive compensation. The Compensation Committee takes its stewardship responsibility to oversee the Company’s compensation programs very seriously and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement.

The compensation of our NEOs subject to the vote is disclosed in the Executive Compensation Tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on ensuring management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, we ask our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation of our named executive officers as reflected in this proxy statement and as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, narratives and all related material.”

Because your vote is advisory, it will not be binding upon the Board. However, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and Board. Our Compensation Committee intends to consider results of this vote when evaluating our compensation policies and practices in the future.

2024 Proxy Statement	99

PROPOSAL 3: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Advisory approval of this Proposal 3 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 3. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 3.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION.

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PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Snapshot

What am I voting on?

Stockholders are being asked to ratify the appointment of FORVIS, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If our stockholders should not ratify the appointment of FORVIS, LLP the Audit Committee will reconsider the appointment.

Voting recommendation:

FOR the ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

FORVIS, LLP has been approved by the Audit Committee of the Company to be the independent registered public accounting firm of the Company for the 2024 fiscal year. FORVIS, LLP, and their predecessor company, BKD, LLP, has served as the Company’s auditors since 2016. The Company has been advised by FORVIS, LLP that neither it nor any of its members had any financial interest, direct or indirect, in the Company nor has FORVIS, LLP, had any connection with the Company or any of the Company’s subsidiaries in any capacity other than as an independent registered public accounting firm. Stockholder ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the appointment of FORVIS, LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the Audit Committee will consider this information when determining whether to retain FORVIS, LLP for future services.

Representatives of FORVIS, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

The ratification of such appointment will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FORVIS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

2024 Proxy Statement	101

OTHER INFORMATION

OTHER INFORMATION

Stock Ownership of Principal Stockholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock at February 23, 2024, by (i) current directors and NEOs of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

The table below calculates the percentage of beneficial ownership based on 31,008,656 shares of common stock outstanding at February 23, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of February 23, 2024, if any. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Common Stock Shares Beneficially Owned (#)	Percent of Class (%)
5% Holders
T. Rowe Price Investment Management, Inc.(1)	3,984,858	12.9
BlackRock, Inc.(2)	2,459,491	7.9
The Vanguard Group(3)	1,623,492	5.2
All Directors, Nominees and Named Executive Officers
Daniel Chu(4)	2,469	*
James D’Agostino, Jr.(4) (5)	62,058	*
James Davison, Jr.(4)	670,440	2.2
Jay Dyer(6)	128,295	*
A. La’Verne Edney(4)	3,330	*
Meryl Farr(4)	3,330	*
Richard Gallot, Jr.(4)	6,343	*
Stacey Goff(4)	5,762	*
M. Lance Hall(7)	58,235	*
Michael Jones(4)	211,192	*
Gary Luffey(4)	157,128	*
Farrell Malone(4)	9,853	*
Derek McGee(8)	10,101	*
Drake Mills(9)	196,316	*
Preston Moore(10)	58,840	*
Lori Sirman(11)	215,292	*
Elizabeth Solender(4) (12)	17,155	*
Steven Taylor(4)	54,367	*
William Wallace, IV(13)	4,434	*
All Directors Nominees and Executive Officers, as a group (21 persons)	1,933,781

102	2024 Proxy Statement

OTHER INFORMATION

* Less than 1%.

(1)	Represents shares of the Company’s common stock beneficially owned at December 31, 2023, based on the Schedule 13G/A filed by T. Rowe Price Investment Management, Inc. on February 14, 2024. According to the Schedule 13G/A, T. Rowe Price Investment Management, Inc. has sole voting power with respect to 1,318,963 shares and sole dispositive power with respect to 3,984,858 shares of the Company’s common stock. The mailing address for T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.
(2)	Represents shares of the Company’s common stock beneficially owned at December 31, 2023, based on the Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 2,387,466 shares and sole dispositive power with respect to 2,459,491 shares of the Company’s common stock. The mailing address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)	Represents shares of the Company’s common stock beneficially owned at December 31, 2023, based on the Schedule 13G filed by The Vanguard Group on February 13, 2024. According to the Schedule 13G, The Vanguard Group has sole voting power with respect to 0 shares and sole dispositive power with respect to 1,578,187 shares of the Company’s common stock. The mailing address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Includes 1,399 shares of unvested restricted stock.
(5)	Includes 18,131 shares of common stock held by Houston Trust Company. Mr. D’Agostino, Jr. serves as chairman of the Board of Directors and on the Investment Committee of Houston Trust Company and has shared voting and dispositive power over the shares. Mr. D’Agostino, Jr. disclaims any beneficial ownership in the shares of common stock held by Houston Trust Company, except to the extent of his pecuniary interest in Houston Trust Company. Pursuant to SEC rules, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. Additionally, his holdings include 26,544 shares held jointly by Mr. D’Agostino, Jr. and his spouse.
(6)	Includes 57,906 shares of common stock held by SBSPBL, LP. Mr. Dyer has investment control over the shares held or controlled by SBSPBL, LP, a limited partnership. Mr. Dyer disclaims any beneficial ownership in the shares of common stock held by SBSPBL, LP, except to the extent of his pecuniary interest therein. Pursuant to SEC rules, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. Additionally, Mr. Dyer’s holdings include 3,822 held of record in an individual retirement account for his benefit, 18,459 shares held in the Employee 401(k) and 97 shares held by Mr. Dyer’s children.
(7)	Includes 34,078 shares held in the Employee 401(k) allocated to Mr. Hall’s account.
(8)	Includes 735 shares held of record in an individual retirement account for his benefit and 254 shares held in the Employee 401(k).
(9)	Includes 3,466 shares held of record in an individual retirement account for his benefit and 54,014 shares held in the 401(k) allocated to Mr. Mills’ account.
(10)	Includes 44,044 shares held jointly by Mr. Moore and his spouse, 12,498 shares held in the Employee 401(k), 1,500 shares held of record in an individual retirement account for Mr. Moore’s benefit and 798 vested, but deferred shares held for his benefit.
(11)	Includes 101,050 fully vested and exercisable options, 8,829 shares held of record in an individual retirement account for Ms. Sirman’s benefit, and 23,751 shares held in the Employee 401(k) allocated to Ms. Sirman’s account.
(12)	Includes 7,000 shares held of record in an individual retirement account for Ms. Solender’s benefit.
(13)	Includes 471 shares held in the Employee 401(k) allocated to Mr. Wallace’s account.

Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for the fiscal year ending December 31, 2023, and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for one late filing of a Form 4 reporting an inheritance of 100 shares required to be filed by Preston Moore on April 21, 2023, which Form 4 was filed delinquently on May 30, 2023, due to an administrative error.

2024 Proxy Statement	103

ANNUAL REPORT ON FORM 10-K

ANNUAL REPORT ON FORM 10-K

Our financial statements for the fiscal year ended December 31, 2023, are included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2024. Our annual report and this proxy statement are posted on our website at www.origin.bank and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report and any exhibits thereto without charge by sending a written request to Investor Relations, Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270. The Annual Report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2023, and the report thereon of FORVIS, LLP, the Company’s independent registered public accounting firm. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

104	2024 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies by reducing printing and postage costs.

This year, we expect that a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders should contact their brokers if they currently receive multiple copies of the Notice or of printed proxy materials at their addresses and would like to request “householding” of their communications or, alternatively, if such stockholder no longer wishes to participate in “householding” who would prefer to receive separate copies.

A single Notice or, if applicable, a single set of printed proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the Company from the affected stockholders. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of printed proxy materials, please direct your written request to Corporate Secretary, at 500 South Service Road East, Ruston, Louisiana 71270, or contact the Company at (318) 255-2222.

ORIGIN BANCORP, INC.

Jim Crotwell
Corporate Secretary
Ruston, Louisiana
March 14, 2024

2024 Proxy Statement	105

APPENDIX A

APPENDIX A

ORIGIN BANCORP, INC.
OMNIBUS INCENTIVE PLAN

2024 Proxy Statement	A-1

APPENDIX A

A-2	2024 Proxy Statement

APPENDIX A

ARTICLE 12	STOCK OR OTHER STOCK-BASED AWARDS	A-16
12.1	Grant of Stock or Other Stock-Based Awards	A-16
ARTICLE 13	PROVISIONS APPLICABLE TO AWARDS	A-16
13.1	Award Certificates	A-16
13.2	Form of Payment for Awards	A-16
13.3	Limits on Transfer	A-17
13.4	Beneficiaries	A-17
13.5	Stock Trading Restrictions	A-17
13.6	Minimum Vesting Requirements	A-17
13.7	Acceleration Upon Death or Disability	A-17
13.8	Effect of a Change In Control	A-18
13.9	Discretion to Accelerate Awards	A-19
13.10	Forfeiture Events	A-19
13.11	Substitute Awards	A-19
ARTICLE 14	CHANGES IN CAPITAL STRUCTURE	A-19
14.1	Mandatory Adjustments	A-19
14.2	Discretionary Adjustments	A-20
14.3	General	A-20
ARTICLE 15	AMENDMENT, MODIFICATION AND TERMINATION	A-20
15.1	Amendment, Modification, Termination	A-20
15.2	Awards Previously Granted	A-21
15.3	Compliance Amendments	A-21
ARTICLE 16	GENERAL PROVISIONS	A-22
16.1	Rights of Participants	A-22
16.2	Withholding	A-22
16.3	Special Provisions Related to Section 409A of the Code	A-22
16.4	Unfunded Status of Awards	A-24
16.5	Relationship to Other Benefits	A-24
16.6	Expenses	A-24
16.7	Titles and Headings	A-24
16.8	Gender and Number	A-24
16.9	Fractional Shares	A-24
16.10	Government and Other Regulations	A-25
16.11	Governing Law	A-25
16.12	Severability	A-25
16.13	No Limitations on Rights of Company	A-25

2024 Proxy Statement	A-3

APPENDIX A

ARTICLE 1

PURPOSE

1.1	GENERAL. The purpose of the Origin Bancorp, Inc. Omnibus Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Origin Bancorp, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1	DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)	“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)	“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)	“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) Participant’s commission

A-4	2024 Proxy Statement

APPENDIX A

of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character, or reputation of the Company or an Affiliate, or that would cause harm to customer relations, operations, or business; (ii) Participant’s breach of a fiduciary duty owed to the Company or an Affiliate; (iii) Participant’s unauthorized disclosure or use of confidential information or trade secrets; (iv) Participant’s conviction of a felony or conviction of a misdemeanor which materially impairs Participant’s ability substantially to perform his or her duties; or (v) Participant’s neglect or misconduct in the performance of duties and responsibilities, which is not cured within ten (10) days after the Company or an Affiliate gives Participant written notice of such neglect or misconduct.

(g)	“Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

i.	individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

ii.	any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

iii.	the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be,

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of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
iv.	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)	“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan.

(j)	“Company” means Origin Bancorp, Inc., a Louisiana corporation, or any successor corporation.

(k)	“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, (v) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or an Affiliate, or vice versa, or (vi) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the

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Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).
(l)	“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)	“Disability” means the inability of the Participant, as reasonably determined by the Company, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

(n)	“Dividend Equivalent” means a right granted to a Participant under Article 11.

(o)	“Effective Date” has the meaning assigned such term in Section 3.1.

(p)	“Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.

(q)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)	“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s)	“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)	“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u)	“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

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(v)	“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(w)	“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x)	“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y)	“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)	“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa)	“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
(bb)	“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
(cc)	“Performance Award” means any award granted under the Plan pursuant to Article 10.
(dd)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
(ee)	“Plan” means the Origin Bancorp, Inc. Omnibus Incentive Plan, as amended from time to time.
(ff)	“Prior Plan” means the Company’s 2012 Stock Incentive Plan, as amended.
(gg)	“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.
(hh)	“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
(ii)	“Retirement” means a Participant’s termination of Continuous Service after attaining age sixty-five (65) for any reason other than due to death, Disability or an involuntary termination for Cause.
(jj)	“Shares” means shares of the Company’s Common Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

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(kk)	“Stock” means the Company’s Common Stock, $5.00 par value and such other securities of the Company as may be substituted for Stock pursuant to Article 14.
(ll)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.
(mm)	“Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
(nn)	“1933 Act” means the Securities Act of 1933, as amended from time to time.
(oo)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1	EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2	TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the date of the 2034 annual stockholders’ meeting. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1	COMMITTEE. The Plan shall be administered by the Committee or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

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4.2	ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3	AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to: (a) grant Awards; (b) designate Participants; (c) determine the type or types of Awards to be granted to each Participant; (d) determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate; (e) determine the terms and conditions of any Award granted under the Plan; (f) prescribe the form of each Award Certificate, which need not be identical for each Participant; (g) decide all other matters that must be determined in connection with an Award; (h) establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents; (i) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan; (j) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; (k) amend the Plan or any Award Certificate as provided herein; and (l) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4	DELEGATION.

(a)	The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)	The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible

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participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1	NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 675,000, all of which may be granted as Incentive Stock Options. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2	SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (i) of this Section 5.2.

(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)	Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements will not be added to the Plan share reserve.

(d)	The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(e)	The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(f)	Substitute Awards granted pursuant to Section 13.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g)	Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

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5.3	STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4	LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted to any Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $300,000, or $500,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6

ELIGIBILITY

6.1	GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1	GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value as of the Grant Date.

(b)	Prohibition on Repricing. Except as otherwise provided in Section 14.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

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(d)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)	Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2	INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1	GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)	Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of: (i) the Fair Market Value of one Share on the date of exercise; over (ii) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)	Prohibition on Repricing. Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

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(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f)	Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1	GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2	ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3	DIVIDENDS ON RESTRICTED STOCK. Dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

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9.4	FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5	DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1	GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance- based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2	PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

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ARTICLE 11

DIVIDEND EQUIVALENTS

11.1	GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1	GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 13.6) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, including limited partnership interests in a limited partnership entity of which the Company is general partner that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in such limited partnership entity that may be exchanged or converted into such limited partnership interests, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1	AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2	FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

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13.3	LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4	BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5	STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop- transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6	MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 13.11, Awards granted under the Plan to an Eligible Participant shall be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the Participant as provided in Section 13.7 and Section 13.8 hereof). Notwithstanding the foregoing, the Committee may grant Awards without the above- described minimum vesting requirement with respect to Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan. For purposes of Awards granted to Non-Employee Directors, this minimum vesting condition shall be deemed satisfied if the vesting period commences on the date of an annual meeting of stockholders and concludes on the date of the next annual meeting of stockholders.

13.7	ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability: (a) all of that Participant’s outstanding Options and SARs shall become fully exercisable;

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(b) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and (c) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 16.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
13.8	EFFECT OF A CHANGE IN CONTROL. Unless otherwise provided in an Award Certificate, this Section 13.8 governs the treatment of Awards upon a Change in Control.

(a)	Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)	Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level . Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

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13.9	DISCRETION TO ACCELERATE AWARDS. Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion determine that, at any time or for any reason, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10	FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

13.11	SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1	MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that

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would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
14.2	DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3	GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1	AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise

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or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.
15.2	AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)	The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3	COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

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ARTICLE 16

GENERAL PROVISIONS

16.1	RIGHTS OF PARTICIPANTS.

(a)	No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)	Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)	Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)	No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2	WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3	SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)	It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or

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any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b)	Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)	Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4) (iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(d)	If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

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(e)	Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

16.4	UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5	RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6	EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7	TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8	GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9	FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

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16.10	GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11	GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Louisiana.

16.12	SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13	NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Origin Bancorp, Inc. Omnibus Incentive Plan as adopted by the Board on February 28, 2024 and approved by the Company’s stockholders on April 24, 2024.

2024 Proxy Statement	A-25

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY CARD IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THE PROXY ALSO CONFERS ON THE PROXIES THE DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY MATTER PROPERLY PRESENTED AT THE ANNUAL MEETING. The undersigned hereby acknowledges receipt of a copy of the accompanying Annual Report and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please complete, date and sign as your account name appears on this proxy card and return this proxy card in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each stockholder named should sign this proxy card. Signature(s) in Box Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include the title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy card. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 05 A. La’Verne Edney 13 Lori Sirman 06 Meryl Farr 14 Elizabeth Solender 07 Richard Gallot, Jr. 15 Steven Taylor 08 Stacey Goff 2. Approve the Origin Bancorp, Inc. Omnibus Incentive Plan. For Against Abstain 3. Approve, on a non-binding advisory basis, the compensation of our named executive officers for 2023 (the “Say-on-Pay Proposal”). For Against Abstain 4. Ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. For Against Abstain THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY CARD IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THE PROXY ALSO CONFERS ON THE PROXIES THE DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY MATTER PROPERLY PRESENTED AT THE ANNUAL MEETING. The undersigned hereby acknowledges receipt of a copy of the accompanying Annual Report and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please complete, date and sign as your account name appears on this proxy card and return this proxy card in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each stockholder named should sign this proxy card. The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4. 1. Elect fifteen directors to serve until the annual meeting of stockholders for the year in which his or her term expires and until their successors are elected and qualified. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Daniel Chu 09 Michael Jones 02 James D’Agostino, Jr. 10 Gary Luffey 03 James Davison, Jr. 11 Farrell Malone 04 Jay Dyer 12 Drake Mills

ORIGIN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 24, 2024 12:30 p.m. Central Time Squire Creek Country Club 289 Squire Creek Parkway Choudrant, LA 71227 Origin Bancorp, Inc. 500 South Service Road East Ruston, Louisiana 71270 Proxy This proxy is solicited on behalf of the Board of Directors of Origin Bancorp, Inc. (the “Company”). The undersigned stockholder of the Company hereby appoints Drake Mills and James D’Agostino, Jr., and each of them, as proxy, each with the power to appoint his substitute, and hereby authorizes each such proxy to represent and to vote, as designated using one of the options below, all the shares of common stock, par value $5.00 per share, of the Company which the undersigned would be entitled to vote if present at the Annual Meeting of stockholders to be held on Wednesday, April 24, 2024 at 12:30 p.m., Central Time (the “Meeting”), or any adjournment(s) or postponement(s) thereof, and at his discretion, each proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. : ( * INTERNET/MOBILE PHONE MAIL https://www.proxypush.com/obk 1-866-883-3382 Complete, sign and date your Use the Internet to vote your proxy Use a touch-tone telephone to proxy card and return it in the up until April 23, 2024 at 11:59 p.m. (CT). vote your proxy up until April 23, 2024 pre-addressed postage-paid Scan code on front for mobile voting. at 11:59 p.m. (CT). envelope provided. The Company must receive your proxy via mail no later than April 23, 2024. For shares of common stock held under the Employee 401(k) Plan, you must vote your proxy no later than 11:59 p.m. (CT) on April 21, 2024. If you vote your proxy by Internet or by telephone and received a paper proxy card, you do NOT need to mail back your proxy card.